Loan Number OWL 130225-01

EXHIBIT 10.54

LOAN AGREEMENT

Dated as of April 9, 2013

Between

MOODY NATIONAL HP G-TOWN HOLDING, LLC,
as Borrower

and

LADDER CAPITAL FINANCE LLC,
as Lender

TABLE OF CONTENTS

ARTICLE 1: DEFINITIONS; PRINCIPLES OF CONSTRUCTION		1

Section 1.1	Specific Definitions	1
Section 1.2	Principles of Construction	1

ARTICLE 2: THE LOAN		2

Section 2.1	The Loan	2
2.1.1	Agreement to Lend and Borrow	2
2.1.2	The Note	2
2.1.3	Use of Proceeds	2
Section 2.2	Interest Rate	2
2.2.1	Interest Rate	2
2.2.2	Default Rate	2
2.2.3	Interest Calculation	2
2.2.4	Usury Savings	2
Section 2.3	Loan Payments; Term of Loan	3
2.3.1	Payments Before Stated Maturity Date	3
2.3.2	Payment on Maturity Date	3
2.3.3	Late Payment Charge	4
2.3.4	Method and Place of Payment	4
Section 2.4	Prepayments	4
2.4.1	Voluntary Prepayments	4
2.4.2	Mandatory Prepayments	4
2.4.3	Prepayments After Default	5
Section 2.5	Intentionally Omitted	5
Section 2.6	Defeasance	5
2.6.1	Conditions to Defeasance	5
2.6.2	Release of Property	7
2.6.3	Successor Borrower	7
2.6.4	Appointment as Attorney-in-Fact	8

ARTICLE 3: REPRESENTATIONS AND WARRANTIES		8

Section 3.1	Borrower Representations	8
3.1.1	Organization	8
3.1.2	Proceedings	8
3.1.3	No Conflicts	8
3.1.4	Litigation	9
3.1.5	Agreements	9
3.1.6	Consents	9
3.1.7	Title	9
3.1.8	No Plan Assets	9

i

3.1.9	Compliance	10
3.1.10	Financial Information	10
3.1.11	Condemnation	11
3.1.12	Easements; Utilities and Public Access	11
3.1.13	Separate Lots	11
3.1.14	Taxes and Assessments	11
3.1.15	Enforceability	11
3.1.16	Assignment of Leases	11
3.1.17	Insurance	12
3.1.18	Licenses	12
3.1.19	Flood Zone	12
3.1.20	Physical Condition	12
3.1.21	Boundaries	12
3.1.22	Leases	13
3.1.23	Filing and Recording Taxes	13
3.1.24	Single Purpose	13
3.1.25	Tax Filings	13
3.1.26	Solvency	14
3.1.27	Federal Reserve Regulations	14
3.1.28	Organizational Chart	14
3.1.29	Organizational Status.	14
3.1.30	Bank Holding Company	15
3.1.31	No Casualty	15
3.1.32	Purchase Options	15
3.1.33	FIRPTA	15
3.1.34	Illegal Activity	15
3.1.35	Investment Company Act	15
3.1.36	Use of Property	15
3.1.37	Fiscal Year	15
3.1.38	No Other Financing	15
3.1.39	Contracts	15
3.1.40	Full and Accurate Disclosure; No Change in Facts	16
3.1.41	Other Obligations and Liabilities	16
3.1.42	Securities Laws Compliance	16
3.1.43	Operating Agreements	16
3.1.44	Bankruptcy Filings	16
3.1.45	Franchise Agreement	17
Section 3.2	Survival of Representations; Reliance	18

ARTICLE 4: BORROWER COVENANTS		18

Section 4.1	Borrower Affirmative Covenants.	18
4.1.1	Payment and Performance of Obligations	18
4.1.2	Existence; Compliance with Legal Requirements	18
4.1.3	Taxes and Other Charges	19
4.1.4	Litigation	19
4.1.5	Access to Property	19

4.1.6	Further Assurances; Supplemental Mortgage Affidavits	20
4.1.7	Financial Reporting	20
4.1.8	Title to the Property	23
4.1.9	Estoppel Statement	23
4.1.10	Leases	23
4.1.11	Alterations	24
4.1.12	Approval of Major Contracts	25
4.1.13	After Acquired Property	25
4.1.14	PATRIOT Act	25
4.1.15	Special Purpose	25
4.1.16	Intentionally Omitted	26
4.1.17	Major Contracts/Operating Agreements	26
4.1.18	Franchise Agreement	26
4.1.19	Intentionally Omitted	28
4.1.20	Hotel Operation	28
4.1.21	Conflicts with Master Lease	28
4.1.22	Declaration of Easements	29
4.1.23	Required Repairs	29
Section 4.2	Borrower Negative Covenants	29
4.2.1	Due on Sale and Encumbrance; Transfers of Interests	29
4.2.2	Liens	30
4.2.3	Dissolution	30
4.2.4	Change in Use	30
4.2.5	Debt Cancellation	30
4.2.6	Intentionally Omitted	31
4.2.7	Zoning	31
4.2.8	Intentionally Omitted	31
4.2.9	No Joint Assessment	31
4.2.10	Principal Place of Business	31
4.2.11	Change of Name, Identity or Structure	31
4.2.12	Intentionally Omitted	31
4.2.13	ERISA	31
4.2.14	Compliance with Restrictive Covenants, Etc	32
4.2.15	Operating Agreements	32
4.2.16	Embargoed Person	32
Section 4.3	Master Lease	33

ARTICLE 5: INSURANCE, CASUALTY AND CONDEMNATION		34

Section 5.1	Insurance	34
5.1.1	Insurance Policies	34
5.1.2	Insurance Company	38
Section 5.2	Casualty and Condemnation	38
5.2.1	Casualty	38
5.2.2	Condemnation	39
5.2.3	Casualty Proceeds	40

Section 5.3	Delivery of Net Proceeds	41
5.3.1	Minor Casualty or Condemnation	41
5.3.2	Major Casualty or Condemnation	41

ARTICLE 6: CASH MANAGEMENT AND RESERVE FUNDS		45

Section 6.1	Cash Management Arrangements	45
Section 6.2	Intentionally Omitted	46
Section 6.3	Tax Funds	46
6.3.1	Deposits of Tax Funds	46
6.3.2	Release of Tax Funds	46
Section 6.4	Insurance Funds	47
6.4.1	Deposits of Insurance Funds	47
6.4.2	Release of Insurance Funds	47
Section 6.5	FF&E Reserve Funds	47
6.5.1	Deposits of FF&E Reserve Funds	47
6.5.2	Release of FF&E Reserve Funds	48
Section 6.6	Seasonality Reserve	49
6.6.1	Deposits of Seasonality Reserve Funds	49
6.6.2	Release of Seasonality Reserve Funds	49
6.6.3	Reassessment of Seasonality Reserve Target	49
Section 6.7	Intentionally Omitted	49
Section 6.8	Operating Expenses	49
Section 6.9	Excess Cash Flow Funds	50
Section 6.10	Security Interest in Reserve Funds	51
6.10.1	Grant of Security Interest	51
6.10.2	Interest on Certain Reserve Funds; Income Taxes	51
6.10.3	Prohibition Against Further Encumbrance	52
Section 6.11	Property Cash Flow Allocation	52
6.11.1	Order of Priority of Funds in Cash Management Account	52
6.11.2	Failure to Make Payments	53
6.11.3	Application After Event of Default	53
Section 6.12	Rights to Reserve Funds	54

ARTICLE 7: PROPERTY MANAGEMENT		55

Section 7.1	The Management Agreement	55
Section 7.2	Prohibition Against Termination or Modification	55
Section 7.3	Replacement of Manager	55

ARTICLE 8: PERMITTED TRANSFERS		56

v

SCHEDULES

Schedule I	-	Definitions
Schedule II	-	Intentionally Omitted
Schedule III	-	Single Purpose Provisions
Schedule IV	-	Organizational Chart
Schedule V	-	Required Repairs
Schedule VI	-	Secondary Market Transaction Information

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of April 9, 2013 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between LADDER CAPITAL FINANCE LLC, a Delaware limited liability company, having an address at 345 Park Avenue, 8th Floor, New York, New York 10154 (together with its successors and assigns, collectively, “Lender”), MOODY NATIONAL HP G-TOWN HOLDING, LLC, a Delaware limited liability company, having an address at c/o Moody National REIT I, Inc., 6363 Woodway, Suite 110, Houston, Texas 77057 (together with its permitted successors and assigns, “Borrower”.

W I T N E S S E T H :

WHEREAS, Borrower owns the Property and master leases the Property to Master Tenant pursuant to the terms of the Master Lease;

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of the Loan Documents.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

ARTICLE 1:  DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1          Specific Definitions.

For all purposes of this Agreement, except as otherwise expressly provided herein, all capitalized terms used in this Agreement shall have the respective meanings set forth on Schedule I attached hereto.

Section 1.2          Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified.  Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the word “including” shall mean “including but not limited to”.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2:  THE LOAN

Section 2.1          The Loan.

2.1.1     Agreement to Lend and Borrow.  Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.

2.1.2      The Note.  The Loan shall be evidenced by that certain Promissory Note of even date herewith in the stated principal amount of Seven Million Eight Hundred Thousand and No/100 Dollars ($7,800,000.00) executed by Borrower and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the “Note”) and shall be repaid in accordance with the terms of this Agreement and the Note.

2.1.3      Use of Proceeds.  Borrower shall use the proceeds of the Loan to (a) acquire the Property, (b) pay and discharge any existing loans, if any, relating to the Property, (c) pay all past-due Taxes, insurance premiums and Other Charges, if any, in respect of the Property, (d) make initial deposits of the Reserve Funds, (e) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, and (f) fund any working capital requirements of the Property, as approved by Lender.  Any excess proceeds may be used for any lawful purpose.

Section 2.2          Interest Rate.

2.2.1     Interest Rate.  Subject to the further provisions of this Agreement, including, without limitation, Sections 2.2.2 and 2.2.4 hereof, the Outstanding Principal Balance shall bear interest throughout the Term at the Interest Rate.

2.2.2     Default Rate.  In the event that, and for so long  as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, overdue interest in respect of the Loan, shall, at Lender’s election, accrue interest at the Default Rate, calculated from the date the Default occurred which led to such Event of Default, without regard to any grace or cure periods contained herein.  Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall elect.

2.2.3     Interest Calculation.  Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable), expressed as an annual rate divided by 360) by (c) the Outstanding Principal Balance.  The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period immediately prior to such Monthly Payment Date.

2.2.4     Usury Savings.  The Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate.  If by the terms of the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder, or if there is then no outstanding principal such excess shall be immediately returned to Borrower.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by any Legal Requirements, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3          Loan Payments; Term of Loan.

2.3.1     Payments Before Stated Maturity Date.  Borrower shall make a payment to Lender of interest only on the Closing Date for the period from the Closing Date through and including the next succeeding fifth (5th) day of a calendar month, whether such fifth (5th) day shall occur in the calendar month in which the Closing Date occurs or in the month immediately succeeding the month in which the Closing Date occurs (unless the Closing Date is the sixth day of a calendar month, in which case no such separate payment of interest shall be due).  Lender shall have the right from time to time, in its sole discretion, upon not less than thirty (30) days prior written notice to Borrower, to change the Monthly Payment Date to a different calendar day each month which is not more than five (5) days earlier nor more than ten (10) days later than the sixth (6th) day of each calendar month.  If Lender elects to change the Monthly Payment Date to a calendar day that is earlier than the sixth (6th) day of each calendar month, Borrower shall have a grace period until the sixth (6th) day of each calendar month to make the Monthly Debt Service Payment (as hereinafter defined) to Lender.  Each interest accrual period (the “Interest Period”) thereafter shall commence on the sixth (6th) day of each calendar month during the Term and shall end on and include the fifth (5th) day of the next occurring calendar month; provided, however, that if Lender shall have elected to change the Monthly Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the interest accrual period correspondingly.  Commencing on the Monthly Payment Date occurring in June, 2013 and on each Monthly Payment Date thereafter throughout the Term, Borrower shall make a constant monthly payment of $38,599.97 to Lender (each such payment, a “Monthly Debt Service Payment”), which payments shall be applied first to accrued and unpaid interest and the balance to principal.  All amounts due under this Agreement and the Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

2.3.2     Payment on Maturity Date.  The Loan shall mature on the Maturity Date.  Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due under the Loan Documents.

2.3.3      Late Payment Charge.  If any principal, interest or any other sum due under the Loan Documents, but excluding the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due (subject to the grace period provided in Section 2.3.1 hereof if Lender elects to make the Monthly Payment Date a date that is earlier than the sixth (6th) day of each calendar month), Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by any Legal Requirements, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.  Any such amount shall be secured by the Mortgage and the other Loan Documents.

2.3.4      Method and Place of Payment.

(a)        Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 4:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or at such other place as Lender shall from time to time designate, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(b)        Whenever any payment to be made under any Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

(c)        All payments required to be made by Borrower under the Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

     Section 2.4     Prepayments.

2.4.1      Voluntary Prepayments.  Except as otherwise provided herein, including, but not limited to Article 5, Borrower shall not have the right to prepay the Loan in whole or in part.  Subject to Section 2.4.3 hereof, on the Open Prepayment Date, and on any Business Day thereafter, Borrower may, at its option and upon not less than thirty (30) days irrevocable prior notice to Lender, prepay the Outstanding Principal Balance in whole only without payment of the Yield Maintenance Premium.  Any prepayment received by Lender under this Section 2.4.1 shall be accompanied by (a) all interest which would have accrued on the principal amount prepaid to, but not including, the next occurring Monthly Payment Date (or, if such prepayment occurs on a Monthly Payment Date, to, but not including, such Monthly Payment Date), (b) all other sums due and payable under the Loan Documents, and (c) all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such prepayment.

2.4.2     Mandatory Prepayments.  On the next occurring Monthly Payment Date following the date on which Lender actually receives a distribution of Net Proceeds, if Lender has elected in accordance with the provisions of the Loan Documents not to make such Net Proceeds available to Borrower for a Restoration, Borrower shall, at Lender’s option, prepay the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, however, if an Event of Default has occurred and is continuing, unless such Net Proceeds comprise an award in compensation for lost income as a result of a temporary Taking (in which event that portion of the award comprising compensation for lost income shall be treated as Rent for the purposes of this Agreement), Lender may apply such Net Proceeds to the Debt in any order, proportion and priority as Lender may determine in its sole and absolute discretion.  Any prepayment received by Lender under this Section 2.4.2 shall be (a) subject to Section 2.4.3 hereof and (b) accompanied by (i) all interest which would have accrued on the principal amount prepaid through, but not including, such Monthly Payment Date, (ii) all other sums due and payable under the Loan Documents, and (iii) all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such prepayment.  Provided that no Event of Default shall have occurred and be continuing, no Yield Maintenance Premium, or other premium or penalty, shall be due in connection with any prepayment made pursuant to this Section 2.4.2 or in connection with any payment made pursuant to Section 5.3(a) or (b) of the Mortgage.

2.4.3     Prepayments After Default.  If, after the occurrence and during the continuance of an Event of Default, prepayment of all or any part of the Debt is tendered by Borrower (which tender may be rejected by Lender to the extent permitted by applicable Legal Requirements) or, subject to Section 10.2(d), otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed (a) to have been made on the next occurring Monthly Payment Date and such prepayment shall be applied first to the Monthly Debt Service Payment due on such date and (b) to be a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrower shall pay, in addition to the Debt, or portion thereof then being prepaid or satisfied, (i) an amount equal to the greater of (x) four percent (4%) of the Outstanding Principal Balance (except if such Event of Default occurs within the last twenty-four (24) months of the Term preceding the Stated Maturity Date, in which event, such amount shall be one percent (1%) of the Outstanding Principal Balance), or portion thereof then being prepaid or satisfied, and (y) the Yield Maintenance Premium on the Outstanding Principal Balance, or portion thereof then being prepaid or satisfied, as of the date such prepayment is paid to Lender, (ii) all interest which would have accrued on the principal amount prepaid through, but not including, such Monthly Payment Date, (iii) all other sums due and payable under the Loan Documents, and (iv) all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such prepayment.

Section 2.5          Intentionally Omitted.

Section 2.6          Defeasance.

2.6.1     Conditions to Defeasance.  Provided no Event of Default has occurred and is continuing, at any time after the earlier of the date which is (y) two (2) years after the “startup day,” within the meaning of Section 860G(a)(9) of the Code, for the REMIC Trust established in connection with the last Securitization involving any portion of the Loan or (z) four (4) years after the date hereof, and before the Open Prepayment Date,

Borrower may cause the release of the Property from the Lien of the Mortgage and the other Loan Documents upon the satisfaction of the following conditions (collectively, a “Defeasance”):

(a)         Unless otherwise agreed by Lender in writing, not less than thirty (30) days prior written notice shall be given to Lender specifying a date (the “Release Date”) on which the Defeasance Collateral is to be delivered, such Release Date to occur only on a Monthly Payment Date;

(b)         all accrued and unpaid interest and all other sums due under the Loan Documents up to the Release Date, including, without limitation, all costs and expenses incurred by Lender or its agents in connection with such release (including, without limitation, the fees and expenses incurred by attorneys and accountants in connection with the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement and related documentation), shall be paid in full on or prior to the Release Date; and

(c)         Borrower shall deliver to Lender on or prior to the Release Date:

  (i)          an amount equal to that which is sufficient to purchase U.S. Obligations that provide for payments (A) on or prior to, but as close as possible to and including, all successive scheduled Monthly Payment Dates after the Release Date through the Stated Maturity Date and (B) in amounts equal to or greater than the Monthly Debt Service Payment through and including the Stated Maturity Date together with payment in full of the Outstanding Principal Balance as of the Stated Maturity Date (the “Defeasance Collateral”), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance reasonably satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests;

  (ii)          a pledge and security agreement, in form and substance satisfactory to Lender in its reasonable discretion, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the “Defeasance Security Agreement”), which shall provide, among other things, that any excess received by Lender from the Defeasance Collateral over the amounts payable by Borrower hereunder shall be refunded to Borrower promptly after each Monthly Payment Date;

  (iii)          a certificate of Borrower certifying that all of the requirements set forth in this Section 2.6 have been satisfied;

  (iv)          one or more opinions of counsel, for Borrower or another Person involved in the Defeasance in form and substance and delivered by counsel reasonably satisfactory to Lender and satisfactory to the Rating Agencies in their sole discretion stating, among other things, that (A) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms and (B) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such defeasance;

  (v)          Borrower shall deliver to Lender a Rating Agency Confirmation as to the Defeasance;

  (vi)          a certificate from a firm of independent public accountants acceptable to Lender certifying that the Defeasance Collateral is sufficient to satisfy the provisions of Section 2.6.1(c)(i) above;

  (vii)         such other certificates, documents or instruments as Lender may reasonably require; and

  (viii)        In connection with the conditions set forth in Section 2.6.1(c) above, Borrower hereby appoints Lender as its agent and attorney in fact for the purpose of using the amounts delivered pursuant to Section 2.6.1(c)(i) above to purchase the Defeasance Collateral.

2.6.2     Release of Property.  Upon compliance with the requirements of Section 2.6.1, the Property shall be released from the Lien of the Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute the only collateral which shall secure the Note and all other Obligations.  Lender will, at Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the Lien of the Mortgage from the Property.  Borrower, pursuant to the Defeasance Security Agreement, shall authorize and direct that the payments received from Defeasance Collateral be made directly to Lender and applied to satisfy the Obligations, including payment in full of the Outstanding Principal Balance as of the Stated Maturity Date.

2.6.3     Successor Borrower.  Upon the release of the Property in accordance with Section 2.6.2, Borrower may or, at the option of Lender, shall, assign all its Obligations, together with the pledged Defeasance Collateral, to a single-purpose, bankruptcy-remote successor entity (under criteria established by the Rating Agencies) designated by Lender or, at Lender’s option, designated by Borrower and approved by Lender in its sole discretion.  Such successor entity shall execute an assumption agreement in form and substance satisfactory to Lender in its sole discretion pursuant to which it shall assume Borrower’s Obligations and the Defeasance Security Agreement.  As conditions to such assignment and assumption, Borrower shall (a) deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender and the Rating Agencies in their sole discretion stating, among other things, that such assumption agreement is enforceable against Borrower and such successor entity in accordance with its terms and that the Note, the Defeasance Security Agreement and the other Loan Documents, as so assumed (and after giving effect to the release of the Mortgage and other collateral documents described above), are enforceable against such successor entity in accordance with their respective terms and (b) pay all costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation).  Upon such assumption, Borrower shall be relieved of its Obligations hereunder, under the other Loan Documents and under the Defeasance Security Agreement other than those Obligations which are specifically intended to survive the termination, satisfaction or assignment of this Agreement or the exercise of Lender’s rights and remedies hereunder.

2.6.4     Appointment as Attorney-in-Fact.  Upon the release of the Property in accordance with Section 2.6.2, Borrower shall have no further right to prepay the Note pursuant to the other provisions of this Section 2.6 or otherwise. In connection with the conditions set forth in this Section 2.6, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of purchasing the Defeasance Collateral with funds provided by Borrower.  Borrower shall pay any and all expenses incurred in the purchase of the Defeasance Collateral and any revenue, documentary stamp or intangible taxes or any other tax or charge (but excluding income, franchise or similar taxes imposed on Lender) due in connection with the transfer of the Note or otherwise required to accomplish the agreements of this section.

ARTICLE 3:  REPRESENTATIONS AND WARRANTIES

Section 3.1          Borrower Representations.

Borrower represents and warrants to Lender that:

3.1.1     Organization.  Each of Borrower, Sole Member and Master Tenant is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect, and Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents by it, and has the power and authority to execute, deliver and perform under the Loan Documents and all the transactions contemplated by the Loan Documents.

3.1.2     Proceedings.  The Loan Documents have been duly authorized, executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.1.3     No Conflicts.  The execution and delivery of the Loan Documents by Borrower and the performance of its Obligations under the Loan Documents will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any Lien on any of Borrower’s assets or property (other than pursuant to the Loan Documents).

3.1.4     Litigation.  There is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened against either Borrower, Sole Member, Master Tenant, Guarantor, Manager or the Property in any court or by or before any other Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

3.1.5     Agreements.  Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have a Material Adverse Effect.  Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

3.1.6     Consents.  No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, the Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

3.1.7     Title.  Borrower has good, marketable and insurable fee simple and leasehold title to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances.  None of the Permitted Encumbrances, individually or in the aggregate, (a) materially interferes with the benefits of the security intended to be provided by the Loan Documents, (b) materially and adversely affects the value of the Property, (c) impairs the use or operation of the Property, or (d) impairs Borrower’s ability to pay its Obligations in a timely manner.  The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected Lien on Borrower’s interest in the Property consisting of real property, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to all personalty (including the Leases), to the extent that perfection of a security interest therein is subject to the Uniform Commercial Code), to the extent that such a security interest can be perfected by the filing of a financing statement under the Uniform Commercial Code, all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances.  There are no mechanics’, materialman’s or other similar Liens or claims which have been filed for work, labor or materials affecting the Property which are or may be Liens prior to, or equal or coordinate with, the Lien of the Mortgage.

3.1.8     No Plan Assets.  As of the date hereof (a) Borrower does not sponsor, is not obligated to contribute to and is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) none of the assets of

Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as amended by Section 3(42) of ERISA, (c) Borrower is not and will not be or constitute the assets of a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d) except as may be affected by the acts or status of Lender, transactions by or with Borrower are not subject to any statute, rule or regulation regulating investment of, or fiduciary obligations with respect to, governmental plans.

3.1.9     Compliance.  Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including parking, building and zoning and land use laws, ordinances, regulations and codes.  Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might have a Material Adverse Effect.  There has not been committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Property any act or omission which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower’s Obligations under any of the Loan Documents.  The Property is used exclusively for a hotel and other appurtenant and related uses.  In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits.  No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property.  Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property.  The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.

3.1.10     Financial Information.  All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower and the Property (a) are true, complete and correct in all material respects, (b) accurately represent, in all material respects, the financial condition of the Property as of the date of such reports, and (c) have been prepared in accordance with GAAP (or tax basis accounting, provided that the accounting basis used by Borrower shall be consistently applied by Borrower for all purposes under the Loan Documents) throughout the periods covered, except as disclosed therein and in accordance with the Uniform System of Accounts.  Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements.  Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

3.1.11     Condemnation.  No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

3.1.12     Easements; Utilities and Public Access.  All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder.  The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses.  All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid easement.  All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

3.1.13     Separate Lots.  The Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Property.

3.1.14     Taxes and Assessments.  All Taxes and governmental assessments owing in respect of the Property have been paid.  To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

3.1.15     Enforceability.  To the best of Borrower’s knowledge, the Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder in compliance with Legal Requirements, render the Loan Documents unenforceable.  Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto and will not assert against Lender any such right relating to events that occurred before the date hereof, provided that the foregoing shall not preclude Borrower from making a separate claim against the originator of the Loan (including Lender if Lender was the originator of the Loan) relating to the acts or omissions of such originator prior to the date hereof.

3.1.16     Assignment of Leases.  The Assignment of Leases and the Collateral Assignment of Subleases each create a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Property, subject to the terms of the Master Lease.  No Person other than Lender has any interest in or assignment of Borrower’s interest in the Leases or any portion of the Rents due and payable to Borrower or to become due and payable to Borrower thereunder.

3.1.17     Insurance.  Borrower has caused Master Tenant to deliver to Lender original certificates evidencing all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.  No claims are pending with respect to the Property under any of the Policies, and neither Borrower, nor to Borrower’s knowledge, any other Person, has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.18     Licenses.  To the best of Borrower’s knowledge, all permits and approvals, including without limitation, certificates of occupancy required by any Governmental Authority for the use, occupancy and operation of the Property in the manner in which the Property is currently being used, occupied and operated have been obtained and are in full force and effect.  Lender acknowledges that as of the Closing Date, neither Borrower nor Master Tenant has obtained a liquor license for the sale of alcoholic beverages at the Property, however, (a) an application for a Liquor-By-the-Drink (LBD) license and/or On-Premise Consumption license from the Tennessee Alcohol and Beverage Commission has been submitted and is under consideration by such commission, (b) an application for a permit to sell beer for on-premise consumption has been submitted to the City of Germantown Beer Board, which board is expected to consider such application at a meeting scheduled for April 22, 2013, and (c) Master Tenant has entered into an Interim Management Agreement with SHG Germantown, LLC, the prior owner of the Property in order to utilize the existing local and state licenses and permits currently maintained by such seller for the sale of alcoholic beverages at the Property.  Borrower has no knowledge or reason to believe that any fact or circumstance exists which would prevent Master Tenant from successfully obtaining the necessary state and local licenses for the on-premise sale of alcoholic beverages.

3.1.19     Flood Zone.  Except as shown on the Survey, none of the Improvements on the Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.

3.1.20     Physical Condition.  The Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to the best of Borrower’s knowledge, there exist no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

3.1.21     Boundaries.  All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property, except those which are insured against by the Title Insurance Policy.

3.1.22     Leases.  Borrower represents and warrants to Lender that: (a) the Property is not subject to any Leases other than the Master Lease, (b) the Master Lease is in full force and effect, there are no defaults thereunder by either Borrower, or (to Borrower’s knowledge) Master Tenant, and Borrower has not received any notice of termination with respect to the Master Lease, (c) the copy of the Master Lease delivered to Lender is true and complete, and there are no oral agreements with respect thereto, (d) no Rent (excluding security deposits) has been paid more than one (1) month in advance of its due date, (e) all work to be performed by Borrower under the Master Lease has been performed as required and has been accepted by the Master Tenant, (f) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to Master Tenant has already been received by Master Tenant, (g) Master Tenant has accepted possession and is in occupancy of, and is open for business and conducting normal business operations at, all of its demised premises, and is paying full, unabated rent under the Master Lease, (h) Master Tenant is free from bankruptcy or reorganization proceedings, (i) Master Tenant is an Affiliate of Borrower, (j) there are no brokerage fees or commissions due and payable in connection with the Master Lease, (k) Borrower has not assigned or pledged the Master Lease, the rents thereunder or any interest therein except to Lender, (l) no Tenant or other Person has any option, right of first refusal or offer or any other similar right to purchase all or any portion of, or interest in, the Property, (m) Master Tenant does not have the right to terminate its Lease prior to the expiration of the stated term thereof except, to the extent contained in the Lease, (n) Master Tenant has not assigned its Lease or sublet all or any portion of the premises demised thereby, and (o) the Master Lease is subordinate to the Mortgage and the Assignment of Leases and provides that the Master Tenant has agreed to attorn to Lender and any purchaser at a foreclosure sale.

3.1.23     Filing and Recording Taxes.  All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith.  All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, have been paid or are being paid simultaneously herewith.  All taxes and governmental assessments due and owing in respect of the Property have been paid, are insured against by the Title Insurance Policy.

3.1.24     Single Purpose.  As of the date hereof, Borrower is in compliance with the requirements set forth on Schedule III attached hereto.

3.1.25     Tax Filings.  To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local taxes, charges and assessments payable by Borrower.  Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

3.1.26     Solvency.  Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its Obligations under the Loan Documents.  Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed and probable liability on contingent liabilities.  The fair saleable value of Borrower’s assets is and immediately following the making of the Loan, will be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured.  Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower).

3.1.27     Federal Reserve Regulations.  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

3.1.28     Organizational Chart.  The organizational chart attached as Schedule IV hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.  No Person other than those Persons shown on Schedule IV have any ownership interest in, or right of control, directly or indirectly, in Borrower.

3.1.29     Organizational Status.

(a)          Borrower’s exact legal name is: MOODY NATIONAL HP G-TOWN HOLDING, LLC.  Borrower is the following organizational type (e.g., corporation, limited liability company): limited liability company, and the jurisdiction in which Borrower is organized is: Delaware.  Borrower’s Tax I.D. number is 90-0938862 and Borrower’s  Organizational I.D. number is 5290525.

(b)          Master Tenant’s exact legal name is: MOODY NATIONAL HP G-TOWN MT, LLC.  Master Tenant is the following organizational type (e.g., corporation, limited liability company): limited liability company, and the jurisdiction in which Master Tenant is organized is:

Delaware.  Master Tenant’s Tax I.D. number is 80-0896315 and Master Tenant’s  Organizational I.D. number is 5290760.

3.1.30     Bank Holding Company.  Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

3.1.31     No Casualty.  The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

3.1.32     Purchase Options.  Neither the Property nor any part thereof or interest therein are subject to any purchase options, rights of first refusal or offer to purchase or other similar rights in favor of third parties.

3.1.33     FIRPTA.  Borrower is not a “foreign person” within the meaning of Sections 1445 or 7701 of the Code.

3.1.34     Illegal Activity.  No portion of the Property has been or will be purchased with proceeds of any illegal activity.

3.1.35     Investment Company Act.  Borrower is not (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.36     Use of Property.  The Property consists solely of a hotel and related operations and is used for no other purpose.

3.1.37     Fiscal Year.  Each fiscal year of Borrower commences on January 1.

3.1.38     No Other Financing.  Borrower has not borrowed any funds which have not heretofore been repaid in full, except for the Loan.

3.1.39     Contracts.

(a)         Borrower has not entered into, and is not bound as assignee by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender.

(b)         Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by Borrower thereunder and, to the knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto.  None of Borrower or any other Person acting on Borrower’s behalf has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute.

(c)         Borrower has delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender.

(d)         No Major Contract other than the Management Agreement has as a party an Affiliate of Borrower.

3.1.40     Full and Accurate Disclosure; No Change in Facts.  All information submitted by and on behalf of Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms of the Loan Documents is true, correct and complete in all material respects.  No statement of fact made by Borrower in any of the Loan Documents or in any written statement or document furnished by or on behalf of Borrower in connection with the Loan or pursuant to the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.  There is no fact presently known to Borrower which has not been disclosed to Lender which could reasonably be expected to have a Material Adverse Effect, other than with regard to market risk inherent in projecting future operations, and, to Borrower’s knowledge, there has been no material adverse change in any condition, fact or circumstance that would make any of the information or statements of fact referenced above inaccurate, incomplete or otherwise misleading in any material respect or that otherwise could have a Material Adverse Effect.

3.1.41     Other Obligations and Liabilities.  Borrower has no liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Borrower has no known contingent liabilities.

3.1.42     Securities Laws Compliance.  No laws, rules or regulations relating to securities have at any time been violated by Borrower, its Affiliates, or any agent, broker or employee of either of them, in connection with the offer or sale of beneficial interests in Borrower

3.1.43     Operating Agreements.  To the best of Borrower’s knowledge,  each Operating Agreement is in full force and effect and neither Borrower nor, to Borrower’s knowledge, any other party to any Operating Agreement, is in default thereunder, and to the best of Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default under any Operating Agreement.

3.1.44     Bankruptcy Filings.  No petition in bankruptcy or insolvency has ever been filed or is pending against Borrower, Sole Member, Master Tenant, Guarantor or, to Borrower’s knowledge, any of their respective shareholders, partners, members or non-member managers that, directly or indirectly (excluding shareholders of the Moody REIT that are not Affiliates of Guarantor), own ten percent (10%) or more of the legal, beneficial or economic interests in Borrower, Sole Member, Master Tenant or Guarantor or are in control of Borrower, Sole Member, Master Tenant or Guarantor, and none of Borrower, Sole Member, Master Tenant, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly (excluding shareholders of the Moody REIT who are not Affiliates of Guarantor), own

 ten percent (10%) or more of the legal, beneficial or economic interests in Borrower, Sole Member, Master Tenant or Guarantor or are in control of Borrower, Sole Member, Master Tenant or Guarantor, has ever made an assignment for the benefit of creditors or taken advantage of any insolvency laws.  None of Borrower, Sole Member, Master Tenant, Guarantor or to Borrower’s knowledge, any of their respective shareholders, partners, members or non-member managers that, directly or indirectly (excluding shareholders of the Moody REIT who are not Affiliates of Guarantor), own ten percent (10%) or more of the legal, beneficial or economic interests in Borrower, Sole Member, Master Tenant or Guarantor or are in control of Borrower, Sole Member, Master Tenant or Guarantor, is contemplating either the filing of a petition under any federal, state, local or foreign bankruptcy or insolvency laws or the liquidation of all or a material portion of Borrower’s, Sole Member’s, Master Tenant’s or Guarantor’s or such shareholder’s, partner’s, member’s or non-member manager’s assets or properties, and none of Borrower, Sole Member, Master Tenant, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly (excluding shareholders of the Moody REIT who are not Affiliates of Guarantor), own ten percent (10%) or more of the legal, beneficial or economic interests in Borrower, Sole Member, Master Tenant or Guarantor or are in control of Borrower, Sole Member, Master Tenant or Guarantor, has any knowledge of any Person contemplating the filing of any such petition against Borrower, Sole Member, Master Tenant, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly (excluding shareholders of the Moody REIT who are not Affiliates of Guarantor), own ten percent (10%) or more of the legal, beneficial or economic interests in Borrower, Sole Member, Master Tenant or Guarantor or are in control of Borrower, Sole Member, Master Tenant or Guarantor.

3.1.45     Franchise Agreement.  Borrower has delivered to Lender a true, correct and complete copy of the Franchise Agreement.  Borrower represents and warrants to Lender that: (i) the Franchise Agreement is in full force and effect; (ii) neither Borrower nor Master Tenant has previously received or delivered any notice of default under the Franchise Agreement which has not been cured within applicable notice and/or cure periods; (iii) no default by Master Tenant or to Borrower’s knowledge, Franchisor currently exists under the Franchise Agreement, nor is Borrower aware of any event or condition which if not cured within applicable notice and/or cure periods would result in Master Tenant or Franchisor being in material default of the Franchise Agreement; (iv) the Franchise Agreement sets forth the entire agreement between Franchisor and Master Tenant concerning the Property, or any portion thereof, and there are no other agreements, written or oral, to which Franchisor and Master Tenant or Borrower are parties concerning the Property, or any portion thereof;  (v) except as disclosed in the Franchise Agreement, as of the Closing Date, (A) all capital or other property improvements currently required to be performed by the franchisee under the Franchise Agreement have been performed; (B) there are no capital or other property improvements that are or will be required to be performed in the future by the franchisee under the Franchise Agreement; and (C) Borrower has no knowledge, of any capital or other property improvements which Franchisor is contemplating or considering requiring to be performed by the franchisee under the Franchise Agreement in the future; (vi) Master Tenant’s rights under the Franchise Agreement will not be adversely affected by the execution and delivery of the Loan Documents or Borrower’s or Master Tenant’s performance thereunder, (vii) all fees and other compensation for services previously performed under the Franchise Agreement have been paid in full and (x) there are no: (A) collective bargaining agreements and/or other labor agreements to which Borrower or Master Tenant is a party or by which either of them is or may be bound; (B) employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, health, welfare, or incentive plans and/or contracts to which Borrower or Master Tenant is a party or by which either of them is or may be bound, or (C) plans and/or agreements under which “fringe benefits” (including, but not limited to, vacation plans or programs, and related or similar dental or medical plans or programs, and related or similar benefits) are afforded to employees of Borrower or Master Tenant is a party or by which either of them is or may be bound.  Neither Borrower nor Master Tenant has violated any applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate Governmental Authorities.  To the extent of any conflict or inconsistency among the provisions of the Loan Documents and the Franchise Agreement or any other similar document, the provisions of the Loan Documents shall control.

Section 3.2          Survival of Representations; Reliance.

The representations and warranties set forth in Section 3.1 shall survive the funding of the Loan.  All representations, warranties, covenants and agreements made in this Agreement or the other Loan Documents by Borrower, Guarantor or any Restricted Party shall be deemed to have been relied upon by Lender regardless of any investigation made by or on behalf of Lender either prior to or following the date hereof.

ARTICLE 4:  BORROWER COVENANTS

Section 4.1          Borrower Affirmative Covenants.

Borrower hereby covenants and agrees with Lender that throughout the Term:

4.1.1     Payment and Performance of Obligations.  Borrower shall pay and otherwise perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

4.1.2     Existence; Compliance with Legal Requirements.  Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses (including all local and state liquor licenses and permits), permits and franchises and comply with all Legal Requirements applicable to it and the Property.  There shall never be committed by Borrower, and Borrower shall never permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording any Governmental Authority the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under the Loan Documents.  Borrower covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.  To the extent material to the conduct of Borrower’s business, Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property, or cause the Property to be kept, in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents and shall cause Sole Member to cause Master Tenant to comply with the terms of this provision.

4.1.3     Taxes and Other Charges.  Borrower shall pay, or cause to be paid all, Taxes and Other Charges now or hereafter levied, assessed or imposed as the same become prior to delinquency.  If paid by Borrower, Borrower shall furnish to Lender receipts for the payment of the Taxes or Other Charges prior to the date the same shall become delinquent unless funds to pay for such Taxes have been deposited into the Tax Account pursuant to Section 6.3 hereof).  Borrower shall not permit or suffer, and shall promptly discharge, any Lien or charge against the Property, and shall promptly pay, or cause Master Tenant to pay, for all utility services provided to the Property, provided that in addition to any rights granted to Master Tenant under the Master Tenant Lease, after prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of Taxes or Other Charges from the Property; and (f) Borrower shall deposit with Lender cash or other security as may be required in the proceeding, or as may otherwise be requested by Lender, to ensure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon.  Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

4.1.4     Litigation.  Promptly after becoming aware thereof, Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against either Borrower, Master Tenant, Sole Member, Guarantor or Manager which might have a Material Adverse Effect.

4.1.5     Access to Property.  (a) Borrower shall (and shall cause Master Tenant to) permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given orally), and (b) Lender or its agents, representatives, consultants and employees as part of any inspection may take soil, air, water, building material and other samples from the Property.

4.1.6      Further Assurances; Supplemental Mortgage Affidavits.  Borrower shall, at Borrower’s sole cost and expense:

(a)        execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations, as Lender may reasonably require; and

(b)        do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender shall reasonably require from time to time.

4.1.7      Financial Reporting.

(a)        Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP (or the income tax basis of accounting consistently applied) or based upon the Uniform System of Accounts, as applicable, reflecting the financial affairs of Borrower.  Lender shall have the right from time to time during normal business hours upon reasonable notice (which may be given orally) to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire and, so long as no Event of Default has occurred and is continuing, at Lender’s sole cost and expense.  Upon the occurrence and during the continuance of an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b)        Borrower shall furnish Lender annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of the Property’s annual financial statements prepared in accordance with GAAP (or the income tax basis of accounting consistently applied) or based upon the Uniform System of Accounts, as applicable, covering the Property, including statements of income and expense and cash flow for the Property and a balance sheet for the Property.  Such statements shall set forth Net Operating Income, Gross Revenue and Operating Expenses for the Property.  The annual financial statements shall be accompanied by an Officer’s Certificate certifying (A) that such annual financial statement is, to the best of the signer’s knowledge, true, correct, accurate and complete and fairly presents the financial condition and the results of operations of  the Property and (B) whether to the best of Borrower’s knowledge there exists an event or circumstance which constitutes an Event of Default by Borrower under the Loan Documents and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(c)        Borrower will furnish Lender on or before the forty-fifth (45th) day after the end of each calendar quarter throughout the Term, the following items, accompanied by an Officer’s Certificate certifying that, to the best of the signer’s knowledge, such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower and the Property in accordance with GAAP (or the income tax basis of accounting consistently applied) or based upon the Uniform System of Accounts, as applicable:

(i)           quarterly and year-to-date statements of income and expense and cash flow prepared on a cash basis for such quarter with respect to the Property, with a balance sheet for such quarter for the Property;

(ii)         a calculation reflecting the Debt Service Coverage Ratio (based on the trailing twelve (12) month period) as of the last day of such quarter, for such quarter and the last four (4) quarters; and

(iii)        annual occupancy summary for the Property setting forth the occupancy rates, average daily room rates and room revenues for each quarter of the preceding calendar year, as well as annual averages of the same, and such other information as may customarily be reflected thereon or reasonably requested by Lender (if not already included on the income and expense statements);

(iv)        updated Smith Travel Research reports for the subject market; and

(v)         a comparison of the budgeted income and expenses as set forth in the Approved Annual Budget and the actual income and expenses for such quarter and year to date for the Property, if requested by Lender, a reasonably detailed explanation of any variances of more than ten percent (10%) between budgeted and actual amounts for such each fiscal quarter and year to date.

(d)           Prior to the occurrence of a Secondary Market Transaction, Borrower will furnish Lender on or before the thirtieth (30th) day after the end of each calendar month the following items, accompanied by an Officer’s Certificate certifying that, to the best of the signer’s knowledge, such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property in a manner consistent with GAAP (or income tax basis of accounting consistently applied) or based upon the Uniform System of Accounts, as applicable:

(i)           monthly and year-to-date statements of income and expense and cash flow prepared on a cash basis for such month with respect to the Property, with a balance sheet as of such month; and

(ii)         a comparison of the budgeted income and expenses as set forth in the Approved Annual Budget and the actual income and expenses for such month and year to date for the Property, if requested by Lender, a reasonably detailed explanation of any variances of more than ten percent (10%) between budgeted and actual amounts for such period and year to date.

(e)          Borrower shall submit (or cause Master Tenant to submit) to Lender by December 15 of each year the Annual Budget for the succeeding Fiscal Year.  Lender shall have the right to approve each Annual Budget (which approval shall not be unreasonably withheld or delayed) and Annual Budgets approved by Lender shall hereinafter be referred to as an “Approved Annual Budget”.  Lender shall endeavor to approve within a reasonable period of time (although failure to do so shall not constitute a default by Lender hereunder.)  In the event that Borrower incurs an extraordinary operating expense or extraordinary capital expenditure, which, in either case is in excess of $50,000 for any individual item or $100,000 in the aggregate for any extraordinary operating expenses or extraordinary capital expenditures incurred in any Fiscal Year, and which are not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which approval shall not be unreasonably withheld, conditioned or delayed so long as no Event of Default has occurred and is continuing.  Until such time that any Annual Budget has been approved by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder, except in connection with Lender’s determination of Adjusted Operating Expenses for purposes of calculating the Debt Service Coverage Ratio (which shall be based on the trailing twelve (12) month period); provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Other Charges, Insurance Premiums and utility charges, and all other expenses shall be adjusted by the CPI.  It is hereby acknowledged and agreed that the 2013 Annual Budget approved by Lender in connection with the closing of the Loan shall, for purposes hereof, be deemed to constitute an Approved Annual Budget).

(f)          Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender, including a comparison of the budgeted income and expenses as set forth in the Approved Annual Budget and the actual income and expenses for a quarter and year to date for the Property, together with a reasonably detailed explanation of any variances of more than ten percent (10%) between budgeted and actual amounts for such period and year to date.

(g)         Borrower shall furnish to Lender all financial and/or sales (if any) reporting required under the Franchise Agreement as of the date hereof as and when produced or received by Borrower.

(h)         All financial and other operating statements to be prepared and delivered by Borrower hereunder shall be (and all accompanying Officer’s Certificates shall state that they have been) prepared in accordance with GAAP or the income tax basis method of accounting (consistently applied) or based upon the Uniform System of Accounts.

(i)          Borrower shall notify Lender of any transfer of interests in the Moody REIT at least ten (10) days after such transfer’s effective date if such transfer involves more than a ten percent (10%) interest in the Moody REIT.

(j)          Borrower shall furnish to Lender on or before February 15th of each year and within ten (10) Business Days of Lender’s request (or as soon thereafter as may be reasonably possible), an Officer’s Certificate certifying that to the Borrower’s knowledge the requirements set forth in Section 4.1.14 and Section 4.2.16 hereof have been satisfied and that Borrower and the Moody REIT is compliance with the terms thereof.

4.1.8     Title to the Property.  Borrower will warrant and defend the validity and priority of the Liens of the Mortgage, the Assignment of Leases and the Collateral Assignment of Subleases on the Property against the claims of all Persons whomsoever, subject only to the Permitted Encumbrances.

4.1.9     Estoppel Statement.

(a)       Each party hereunder shall, within ten (10) Business Days following a request of the other party hereto, furnish a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance of the Note, (ii) the Interest Rate, (iii) the date installments of interest and/or principal were last paid, and (iv) in the case of a statement furnished by Borrower, any known offsets or defenses to the payment and performance of the Obligations.

(b)       Borrower shall deliver to Lender, promptly upon request of Lender, an estoppel certificate from Master Tenant in form and substance reasonably satisfactory to Lender; provided that Borrower shall not be required to deliver such certificates more frequently than three (3) times in any calendar year.

(c)       Borrower shall, promptly upon request of Lender, cause Master Tenant to use commercially reasonable efforts to obtain from Franchisor and deliver to Lender an estoppel certificate stating that (i) the Franchise Agreement is in full force and effect and has not been modified, amended or assigned, (ii) neither Franchisor nor Master Tenant is in default under any of the terms, covenants or provisions of the Franchise Agreement and Franchisor knows of no event which, but for the passage of time or the giving of notice or both, would constitute a default under the Franchise Agreement, (iii) neither Franchisor nor Master Tenant has commenced any action or given or received any notice for the purpose of terminating the Franchise Agreement and (iv) all sums due and payable to Franchisor under the Franchise Agreement have been paid in full.

4.1.10   Leases.

(a)       Borrower shall not enter into any Lease for all or any portion of the Property without the prior written consent of Lender, which consent may be granted or withheld in Lender’s sole discretion.  Borrower shall not amend in any respect, consent to the cancellation or surrender of or terminate, the Master Lease, or any guaranty of the Master Lease or amend in any material respect any other Lease hereafter entered into, without in each instance, the prior written consent of Lender, which consent may be granted or withheld in Lender’s sole discretion.

(b)       Borrower (i) shall observe and perform (or cause the observance and performance of) the obligations imposed upon the lessor under the Leases (including the Master Lease) in a commercially reasonable manner; (ii) shall enforce (or cause to be enforced) the terms, covenants and conditions contained in such Leases (including the Master Lease) upon the part of the Tenants thereunder (including the Master Tenant) to be observed or performed in a commercially reasonable manner; provided, however, Borrower shall not terminate or accept a surrender of any Leases (including the Master Lease), without the prior written consent of Lender, which consent may be granted or withheld in Lender’s sole discretion; (iii) shall not collect (or permit the collection of) any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute (or permit the execution of) any assignment of lessor’s interest in the Leases (including the Master Lease) or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change (or permit the alteration, modification or change of) any Lease (including the Master Lease) so as to change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, materially reduce the obligations of the Tenant (including Master Tenant) or increase the obligations of the lessor; and (vi) shall promptly furnish (or cause to be furnished) to Lender any notice of default or termination received by Borrower from any Tenant (including Master Tenant), and any notice of default or termination given by Borrower to any Tenant (including Master Tenant).  Upon request, Borrower shall promptly furnish (or cause to be furnished) Lender with executed copies of all Leases and a statement of all Tenant security or other deposits.

(c)        All security deposits of Tenants held by Borrower, whether held in cash or any other form, shall be segregated from any other funds of Borrower and, if cash, shall be deposited by Borrower at a separately designated Eligible Account under Borrower’s control at an Eligible Institution.  After the commencement of a Cash Trap Period, Borrower shall, upon Lender’s request, if permitted by applicable Legal Requirements, cause all such security deposits (and any interest theretofore earned thereon) to be transferred into the Cash Management Account (which shall then be held by Cash Management Bank in a separate Account), which shall be held by Cash Management Bank subject to the terms of the applicable Lease.  Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements (i) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, (ii) shall be issued by an institution reasonably satisfactory to Lender, (iii) shall, if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender), and (iv) shall in all respects comply with any applicable Legal Requirements and otherwise be satisfactory to Lender.  Borrower shall, upon request, provide Lender with evidence satisfactory to Lender of Borrower’s compliance with the foregoing.

(d)        To the extent Borrower has a right under the Master Lease to approve or consent, Borrower shall not permit or consent to any assignment or sublease of any Lease (including the Master Lease), without the prior written consent of Lender, which consent may be granted or withheld in Lender’s sole discretion.

(e)        Borrower shall not agree to a reduction in the amount of Rent (including a determination of Base Rent or Percentage Rent due under the Master Lease following the fifth (5th) anniversary of the Commencement Date (as defined in the Master Lease)) without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion.

4.1.11  Alterations.  Lender’s prior approval shall be required in connection with (a) any alterations to any Improvements (i) that may have a Material Adverse Effect, (ii) that could adversely affect any structural component or the exterior of any Improvements or any utility or HVAC system at the Property, or (iii) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold  or (b) any alteration to any Improvements during the continuance of an Event of Default (any of the foregoing, a “Material Alteration”).  Lender agrees that so long as Borrower is in compliance with the further terms and conditions of this Agreement with respect to Material Alterations, Borrower shall not need to obtain Lender’s consent to a Material Alteration that is required by Franchisor pursuant to the terms of the Franchise Agreement.  If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s Obligations under the Loan Documents any of the following: (1) cash, (2) a Letter of Credit, (3) U.S. Obligations, or (4) other securities acceptable to Lender, provided that, to the extent applicable, Lender shall have received a Rating Agency Confirmation as to the form and issuer of same.  Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold.  Upon substantial completion of any Material Alteration, Borrower shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements, (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of liens, and (iii) all material licenses and permits necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued.

4.1.12  Approval of Major Contracts.  To the extent Borrower has an approval right or if a Cash Trap Period has occurred and is continuing, Borrower shall be required to obtain Lender’s prior written approval of any and all Major Contracts affecting the Property, which approval may be granted or withheld in Lender’s reasonable discretion.

4.1.13  After Acquired Property.  Borrower will grant to Lender a first lien security interest in and to all equipment and other personal property owned by Borrower, whether or not used in the construction, maintenance and/or operation of the Improvements, immediately upon acquisition of same or any part of same.

4.1.14  PATRIOT Act.  Borrower will comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism.  Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism.  In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable.

4.1.15  Special Purpose.  Borrower shall at all times comply with the requirements set forth on Schedule III attached hereto and shall not take or permit any action that would result in either Borrower not being in compliance with the representations, warranties and covenants set forth in Section 3.1.24 and Schedule III attached hereto.

4.1.16  Intentionally Omitted.

4.1.17  Major Contracts/Operating Agreements.  Borrower shall promptly (or shall cause Master Tenant to promptly) (a) diligently perform and observe all of the material terms, covenants and conditions to be performed and observed by it (or Master Tenant) under each Major Contract and Operating Agreement to which it (or Master Tenant) is a party, and do all things necessary to preserve and keep unimpaired to any material extent, its (or Master Tenant’s) rights thereunder, (b) notify Lender of any notice of default given by any party under any Major Contract or Operating Agreement and deliver to Lender a true copy of each such notice, and (c) enforce the performance and observance of all of the terms, covenants and conditions required to be performed and/or observed by the other party to each Major Contract and Operating Agreement in a commercially reasonable manner.

4.1.18  Franchise Agreement.

(a)       Affirmative Covenants.  Borrower shall cause Master Tenant to:

(i)           operate the Improvements on the Property in accordance with the terms and conditions of the Franchise Agreement;

(ii)          pay all sums required to be paid by Master Tenant under the Franchise Agreement;

(iii)         promptly and diligently perform, observe and enforce all of the terms, covenants and conditions of the Franchise Agreement on the part of Master Tenant to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of Master Tenant under the Franchise Agreement;

(iv)         promptly notify Lender of the giving of any notice by Franchisor of any default by Master Tenant in the performance or observance of any of the terms, covenants or conditions of the Franchise Agreement on the part of Master Tenant to be performed and observed and deliver to Lender a true copy of each such notice, and promptly notify Lender of any other default under the Franchise Agreement of which Master Tenant is aware;

(v)          promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by Master Tenant under the Franchise Agreement; and

(vi)         promptly enforce the performance and observance of all of the covenants required to be performed and observed by Franchisor under the Franchise Agreement.

(b)       Negative Covenants.  Borrower shall not permit Master Tenant, without the prior consent of Lender, to:

(i)           surrender the Franchise Agreement or terminate or cancel the Franchise Agreement or, without limiting the restrictions contained in clause (ii) and clause (iii) below, modify, change, supplement, alter or amend the Franchise Agreement in any material respect, either orally or in writing;

(ii)          reduce or consent to the reduction of the term of the Franchise Agreement;

(iii)         increase or consent to the increase of the amount of any charges under the Franchise Agreement;

(iv)         waive or release any of its rights and remedies under, the Franchise Agreement in any material respect; or

(v)         enter into transactions with any Affiliate, including, without limitation, any arrangement providing for the management of the hotel business on the Property, the rendering or receipt of services or the purchase or sale of inventory, except any such transaction in the ordinary course of business of Master Tenant if the monetary or business consideration arising therefrom would be substantially as advantageous to Master Tenant as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate of Master Tenant.

(c)         Rights after Event of Default.  Following the occurrence and during the continuance of an Event of Default, at Lender’s option, Borrower shall not (and shall not permit Master Tenant to) exercise any rights, make any decisions, grant any approvals or otherwise take any similar action under the Franchise Agreement in any such case with respect to any material matter or any matter which could reasonably be expected to have a Material Adverse Effect without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

(d)         Termination of Franchisor.  If (i) the Debt has been accelerated pursuant to this Agreement, (ii) Franchisor shall become insolvent or the subject of any proceeding under any state or federal bankruptcy or insolvency law or for the liquidation of all or a major portion of its property, or (iii) a default by Franchisor occurs under the Franchise Agreement, or Franchisor is grossly negligent or commits malfeasance, provided Master Tenant has the right to do so under the Franchise Agreement, Master Tenant shall (and Borrower shall cause Master Tenant to), at the request of Lender, terminate the Franchise Agreement and replace the Franchisor with a Qualified Franchisor pursuant to a Replacement Franchise Agreement, it being understood and agreed that the franchise fee for such Qualified Franchisor shall not exceed then prevailing market rates.

(e)         Default; Right to Cure.  If Master Tenant shall default in the performance or observance of any material term, covenant or condition of the Franchise Agreement on the part of Master Tenant to be performed or observed, past any applicable notice and grace period, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, upon ten (10) days prior written notice to Master Tenant (except in the case of an emergency of if failure to make such payment may result in the termination of the Franchise Agreement), Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement on the part of Master Tenant or Borrower to be performed or observed to be promptly performed or observed on behalf of Master Tenant or Borrower, to the end that the rights of Master Tenant in, to and under the Franchise Agreement shall be kept unimpaired and free from default.  Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action.  If Franchisor shall deliver to Lender a copy of any notice sent to Master Tenant of default under the Franchise Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon.  Any sums expended by Lender pursuant to this Section 5.22 shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Mortgage and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefore.

(f)        Replacement Franchise Agreement.  In the event that the Franchise Agreement expires or is terminated (without limiting any obligation of Borrower to obtain or to cause Master Tenant to obtain Lender’s consent to any termination, surrender, cancellation, release, amendment, or modification of the Franchise Agreement in accordance with the terms and provisions of this Agreement), Borrower shall (or shall cause Master Tenant to) promptly enter into a Replacement Franchise Agreement with Franchisor or another Qualified Franchisor, as applicable, and shall cause Franchisor or such other Qualified Franchisor, as applicable, to deliver to Lender a franchisor comfort letter in form and substance reasonably acceptable to Lender.

4.1.19  Intentionally Omitted.

4.1.20  Hotel Operation.  Without in any way limiting the covenants set forth elsewhere in the Loan Documents, Borrower shall:  (i) cause the hotel located on the Property to be operated, repaired and maintained in accordance with the Franchise Agreement (for so long as the Franchise Agreement is in effect) and in any case as a hotel providing amenities, services and facilities substantially equivalent or superior to hotels of similar average room rate and targeted market segment from time to time operating in the same or comparable geographic area of the Property, taking into consideration the age and location of the hotel located on the Property and (ii) maintain Inventory in amounts sufficient to meet the hotel industry standard for hotels comparable to the hotel located on the Property and at levels sufficient for the operation of the hotel located on the Property at full occupancy levels.

4.1.21  Conflicts with Master Lease.  To the extent of any conflict or inconsistency among the terms and provisions of the Loan Documents and Borrower’s obligations hereunder and the Master Lease, as between Borrower and Lender, the terms and provisions of the Loan Documents and Borrower’s obligations hereunder shall control.

4.1.22  Declaration of Easements.  Borrower covenants and agrees to provide written notice to Lender within five (5) Business Days of Borrower becoming aware of (a) the actual sale or transfer of the SHG Parcel (as defined in that certain Declaration of Easements, Covenants, Conditions and Restrictions for SHG/Germantown Commercial Center, between SHG HP Germantown, LLC and SHG Germantown, LLC, each a Florida limited liability company and intended to be duly recorded as an encumbrance against the Property prior the recordation of the Security Instrument), or any portion thereof, or (b) the commencement of any construction on any portion of the SHG Parcel.

4.1.23  Required Repairs.

(a)      Borrower shall perform the repairs and other work at the Property as set forth on Schedule V attached hereto (such repairs and other work hereinafter referred to as “Required Repairs”) and shall complete each of the Required Repairs on or before the respective deadline for each repair as set forth on Schedule V.  Nothing in this Section 4.1.23 shall (i) make Lender responsible for performing or completing any Required Repairs; (ii) require Lender to expend funds to complete any Required Repairs; (iii) obligate Lender to proceed with any Required Repairs; or (iv) obligate Lender to demand from Borrower sums to complete any Required Repairs.

(b)      Borrower shall permit Lender and Lender’s agents and representatives (including Lender’s engineer, architect or inspector) or third parties to enter onto the Property during normal business hours to inspect the progress of any Required Repairs and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Required Repairs.  Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section 4.1.23(b)).

(c)      In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk insurance, public liability insurance and other insurance to the extent required under applicable law in connection with the Required Repairs.  All such policies shall be in form and amount satisfactory to Lender.

Section 4.2        Borrower Negative Covenants.

Borrower covenants and agrees with Lender that throughout the Term:

4.2.1    Due on Sale and Encumbrance; Transfers of Interests.  Except to the extent permitted pursuant to Article 8, neither Borrower nor any other Restricted Party, nor any direct or indirect legal or beneficial owner of Borrower or Master Tenant shall, without the prior written consent of Lender, sell, transfer, convey, mortgage, grant, bargain, encumber, pledge, assign, alienate, lease (except to Tenants under Leases that are not in violation of Section 4.1.10 hereof), grant any option with respect to or grant any other interest in the Property or any part thereof or interest therein, including any legal, beneficial, economic or voting interest in Borrower or any other Restricted Party, whether directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise (each, a “Transfer”).  A Transfer within the meaning of this Section 4.2.1 shall be deemed to include (a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof or interest therein for a price to be paid in installments; (b) an agreement by Borrower for the leasing of all or a substantial part of the Property for any purpose other than the actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (c) if Borrower or any other Restricted Party is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock such that such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; (d) if Borrower or any other Restricted Party is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer, member or non-member manager, the voluntary or involuntary transfer of the partnership interest of any general partner, managing partner or limited partner, the creation or issuance of new partnership interests, the voluntary or involuntary transfer of the interest of any joint venturer, member or non-member manager, or the creation or issuance of new membership interests or interest in any non-member manager; and (e) if Borrower or any other Restricted Party is a trust or nominee trust, the voluntary or involuntary transfer of the legal or beneficial interest in such trust or nominee trust or the creation or issuance of new legal or beneficial interests.

4.2.2           Liens.  Borrower shall not create, incur, assume or permit to exist any Lien on any direct or indirect interest in Borrower or Sole Member (except for Permitted REIT Transfers) or any portion of the Property except for Permitted Encumbrances.

4.2.3           Dissolution.  Borrower shall not (and shall not cause Master Tenant to) (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, or (c) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of such Borrower (or Master Tenant) except to the extent expressly permitted by the Loan Documents, or (d) cause, permit or suffer Sole Member to dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which Sole Member would be dissolved, wound up or liquidated in whole or in part, without obtaining the prior consent of Lender.

4.2.4           Change in Use.  Borrower shall not change the current use of the Property in any material respect.

4.2.5           Debt Cancellation.  Borrower shall not cancel or otherwise forgive or release any claim or debt (other than the termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

4.2.6           Intentionally Omitted.

4.2.7           Zoning.  Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

4.2.8           Intentionally Omitted.

4.2.9           No Joint Assessment.  Borrower shall not suffer, permit or initiate the joint assessment of that portion of the Property constituting real property (a) with any other real property constituting a tax lot separate from the Property and (b) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to that portion of the Property constituting real property.

4.2.10         Principal Place of Business.  Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

4.2.11         Change of Name, Identity or Structure.  Borrower shall not change Borrower’s name, identity or, if not an individual, Borrower’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender.  Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein.

4.2.12         Intentionally Omitted.

4.2.13         ERISA.

(a)              Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code.

(b)              Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (i) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

   (i)           Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R §2510.3-101(b)(2);

  (ii)          Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R §2510.3-101(f)(2); or

   (iii)         Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R §2510.3-101(c) or (e)

4.2.14         Compliance with Restrictive Covenants, Etc.  Borrower will not modify, waive in any material respect or release any easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender’s prior written consent, which consent may be granted or denied in Lender’s sole discretion.

4.2.15         Operating Agreements.  Borrower agrees that without the prior consent of Lender, Borrower will not execute modifications to any Operating Agreement if such modifications could reasonably be expected to have a Material Adverse Effect.

4.2.16         Embargoed Person.

(a)              At all times, throughout the term of the Loan, including after giving effect to any Transfers, (i) none of the funds or other assets of Borrower or any Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (PATRIOT Act) of 2001 and any Executive Orders or regulations promulgated thereunder, each as may be amended from time to time, with the result that the investment in Borrower, Key Principal or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an “Embargoed Person”), or the Loan made by Lender would be in violation of law, (ii) no Embargoed Person shall have any interest of any nature whatsoever in Borrower, Key Principal or any Guarantor, as applicable, with the result that the investment in Borrower, Key Principal or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (iii) none of the funds of Borrower, Key Principal or any Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in Borrower, Key Principal or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.

(b)              Neither Borrower nor, to Borrower’s knowledge, any owner of a direct or indirect interest in Borrower, including the Moody REIT and shareholders of the Moody REIT (i) is listed on any Government Lists, (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224

(Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of the Office of Foreign Assets Control (“OFAC”) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity.  For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act.  “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.  For purposes hereof, the term “Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender has notified Borrower in writing is now included in “Government Lists”, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Government Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Government Lists”.

4.2.17         Liquor Licenses.  Borrower shall cause Master Tenant to take all commercially reasonably steps to (a) diligently pursue the application for a Liquor-By-the-Drink (LBD) license and/or On-Premise Consumption license pending with the Tennessee Alcohol and Beverage Commission until such time as such license(s) is issued, and (b) diligently pursue the application for a permit to sell beer for on-premise consumption submitted to the City of Germantown Beer Board until such time as such permit is issued, and (c) enforce the terms and conditions of the Interim Management Agreement entered into with SHG Germantown, LLC, the prior owner of the Property (including causing the same to be extended if necessary), in order that the existing local and state licenses and permits currently maintained by such seller are utilized for the sale of alcoholic beverages at the Property until such time as Master Tenant has obtained all such required licenses and permits in its own name.  Promptly upon receipt, Borrower shall (or shall cause Master Tenant) to provide to Lender a copy of each local and state liquor license or permit issued by the Tennessee Alcohol and Beverage Commission or the City of Germantown Beer Board.

Section 4.3               Master Lease.  For as long as the Master Lease is in effect, wherever this Agreement, or any other Loan Document, provides that Borrower shall take, or shall not take, a particular action with respect to the management, operation or maintenance of the Property, it shall be deemed to mean “Borrower shall take, or shall cause Master Tenant to take,” or “Borrower shall not take, and shall not cause or permit or suffer Master Tenant to take” the indicated action.  In addition, for so long as the Master Lease is in effect, Borrower may cause Master Tenant to furnish to Lender the financial statements required under Section 4.1.7 hereof.

ARTICLE 5:  INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1                Insurance.

5.1.1           Insurance Policies.

(a)              Unless otherwise agreed to by Lender in its sole and absolute discretion, Borrower, at no cost or expense of Lender, shall obtain and maintain (or cause to be obtained or maintained) during the entire Term insurance policies for Borrower, Master Tenant and the Property providing at least the following coverages:

   (i)        Casualty insurance against loss or damage by fire, wind (including named storms), lightning and such other perils as are included in a standard “all risk” or “special form” policy, including riot and civil commotion, vandalism, terrorist acts, malicious mischief, burglary, theft and liquor liability (if alcoholic beverages are sold at the Property), in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the Property, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) waiving depreciation.  Unless the Property is covered under a blanket policy, Full Replacement Cost must be adjusted annually to reflect increased value  due to inflation. If this is not provided, Inflation Guard Coverage will be required; (B) written on a no co-insurance form or containing an agreed amount endorsement with respect to the Improvements and personal property at the Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $25,000.00 (except for deductibles for windstorm and earthquake coverage, which deductibles may be up to 5% of the total insurable value of the Property set forth in the Policy); and (D) containing “Ordinance or Law Coverage” if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, including coverage for Loss to the Undamaged Portion, Demolition Costs and Increased Cost of Construction, all in amounts acceptable to Lender.  In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended with a deductible of not greater than $5,000, plus such excess limits as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

   (ii)       commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, and including coverages for liquor liability if alcoholic beverages are sold from or consumed at the Property, such insurance (A) to be on the so-called “occurrence” form and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00), with a combined limit per policy year, excluding umbrella coverage, of not less than Two Million and No/100 Dollars ($2,000,000.00) per location; (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all insured contracts; and (5) contractual liability covering the indemnities contained in Article 8 of the Mortgage to the extent the same is available;

   (iii)      rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above, and subsections (iv) (if applicable), subsection (vi) and subsection (x) and Section 5.1.1(h) below; (C) containing an extended period of indemnity endorsement which provides the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of sixty (60) days from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Gross Revenue from the Property for a period of twelve (12) months and providing coverage from the date of the Casualty to the date that the Property is repaired or replaced and operations are resumed.  The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the Gross Revenue from the Property for the succeeding twelve (12) month period.  Subject to Section 5.2.3(b), all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the Obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its Obligations to pay the Debt on the respective dates of payment provided for in the Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

   (iv)      at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property and Liability coverage forms do not otherwise apply, coverage all in form and substance and with limits, terms and conditions acceptable to Lender including (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form, including coverage for 100% of the total insurable costs of construction (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsections (i), (iii), (vi), (x) and Section 5.1.1(h), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

   (v)       workers’ compensation, subject to the statutory limits of the State in which the Property is located, and employer’s liability insurance with limits which are required from time to time by Lender in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

   (vi)     comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

   (vii)     umbrella liability insurance in addition to primary coverage in an amount not less than Ten Million and No/100 Dollars ($10,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) and, if applicable, subsection (v) above and (viii) below;

   (viii)    motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, with limits which are required from time to time by Lender (if applicable);

   (ix)       insurance against employee dishonesty in an amount not less than one (1) month of Gross Revenue from the Property and with a deductible not greater than Twenty-Five Thousand and No/100 Dollars ($25,000.00) (if applicable);  and

   (x)        upon sixty (60) days’ notice, such other insurance and in such amounts as Lender from time to time may request against such other insurable hazards which at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located.

(b)              All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”) and shall be subject to the approval of Lender as to form and substance including deductibles, loss payees and insureds.  Not less than five (5) Business Days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance and, if requested by Lender, other documentation, in each case acceptable to Lender evidencing the Policies, accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender.

(c)              Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder or shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.1(a), which allocation shall be subject to Lender’s approval, which approval shall not be unreasonably withheld.  Lender shall have determined based on a review of the schedule of locations and values that the amount of such coverage is sufficient in light of the other risks and properties insured under the blanket policy.

(d)              All Policies of insurance provided for or contemplated by Section 5.1.1(a) shall name Borrower as a named insured and, in the case of liability coverages (except for the Policies referenced in Sections 5.1.1(a)(v) and (viii)) shall name Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property coverages, including but not limited to boiler and machinery, terrorism, flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.  Additionally, if Borrower obtains property insurance coverage in addition to or in excess of that required by Section 5.1.1(a)(i), then such insurance policies shall also contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e)              All Policies of insurance provided for in Section 5.1.1(a) except for the Policies referenced in Section 5.1.1(a)(v), (viii) and (ix) shall contain clauses or endorsements to the effect that:

   (i)         no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

   (ii)        the Policy shall not be canceled without at least thirty (30) days’ written notice to Lender and any other party named therein as an additional insured, and, if obtainable by Borrower using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice; and

   (iii)       Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)               If at any time Lender is not in receipt of written evidence that all insurance required under this Loan Agreement is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems reasonably necessary to protect its interest in the Property, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.

(g)              In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(h)              If any of the Policies include any exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts”, Borrower shall obtain and maintain terrorism coverage to cover such exclusion(s) from a carrier which otherwise satisfies the rating criteria specified in Section 5.1.2 (a “Qualified Carrier”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, Borrower shall obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

5.1.2           Insurance Company.  All Policies required to be maintained by Borrower pursuant to Section 5.1.1 (a) shall be issued by companies authorized to do business in the State where the Property is located, with a financial strength and claims paying ability rating of at least A:X from A.M. Best Company or “A-” or better by S&P; (b) shall, with respect to all property insurance policies, name Lender and its successors and/or assigns as their interest may appear as Lender and Mortgagee; (c) shall, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (c) shall, with respect to all liability policies, name Lender and its successors and/or assigns as an additional insured; (d) shall contain a waiver of subrogation against Lender; (e) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation and (f) shall be satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds.  Evidence of the existence and effectiveness of the Policies shall be delivered to Lender, at 345 Park Avenue, 8th Floor, New York, New York  10154, Attention: Pamela McCormack, on the date hereof with respect to the current Policies and within thirty (30) days after the effective date thereof with respect to all renewal Policies.  Upon Lender’s request, Borrower shall deliver copies (certified, if available) of the Policies (redacted as necessary to remove information regarding other properties covered by blanket policies).  Borrower shall pay the Insurance Premiums annually in advance as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower shall not be required to pay such Insurance Premiums nor furnish such evidence of payment to Lender in the event that the amounts required to pay such Insurance Premiums have been deposited into the Insurance Account pursuant to Section 6.4 hereof).  In addition to the insurance coverages described in Section 5.1.1) above, Borrower shall obtain such other insurance as may from time to time be reasonably required by Lender in order to protect its interests.  Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.  Absent a change in circumstances relating to the Property, Lender agrees that all requests for changes in coverages will be provided to Borrower no later than ninety (90) days prior to the effective date thereof or the renewal thereof, as applicable.

Section 5.2                Casualty and Condemnation.

5.2.1           Casualty.  If the Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall promptly commence and diligently prosecute to completion the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty (a “Restoration”)

and otherwise in accordance with Section 5.3, it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty.  Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.  Lender may, but shall not be obligated to, submit proof of loss if not submitted promptly by Borrower.  In the event of a Casualty where the loss does not exceed the Restoration Threshold, Borrower may settle and adjust such claim; provided that (a) no Event of Default has occurred and is continuing, and (b) such adjustment is carried out in a commercially reasonable and timely manner.  In the event of a Casualty where the loss exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any such adjustments; provided, however, if Borrower fails to settle and adjust such claim within one hundred twenty (120) days after the Casualty, Lender shall have the right to settle and adjust such claim at Borrower’s cost and without Borrower’s consent.  Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

5.2.2           Condemnation.  Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Property and shall deliver to Lender a copy of any and all papers served in connection with such proceedings.  Provided no Event of Default has occurred and is continuing, in the event of a Condemnation where the amount of the taking does not exceed the Restoration Threshold, Borrower may settle and compromise such Condemnation; provided that the same is effected in a commercially reasonable and timely manner.  In the event a Condemnation where the amount of the taking exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and compromise the Condemnation only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any litigation and settlement discussions in respect thereof and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation.  Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.  Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note.  If the Property or any portion thereof is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 5.3.  If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

5.2.3           Casualty Proceeds.

(a)             Subject to Section 5.2.3(b), payments received on account of the business interruption insurance specified in Subsection 5.1.1(a)(iii) above shall be deposited directly into the Casualty and Condemnation Account.  Notwithstanding the last sentence of Section 5.1.1(a)(iii) above, and provided that no Event of Default shall exist and remain uncured, proceeds received by Lender on account of business or rental interruption or other loss of income insurance specified in Section 5.1.1(a)(iii) above shall be (a) during the continuance of a Cash Trap Period, deposited by Lender into the Cash Management Account (in installments relating to the relevant period) to the extent such proceeds (or a portion thereof) reflect a replacement for lost Rents for the relevant period, as determined by Lender in good faith and such proceeds shall be applied by Lender in accordance with Section 6.11 hereof and (b) provided that no Cash Trap Period is continuing, held by Lender and disbursed to Borrower (in installments relating to the relevant period) to the extent such proceeds (or a portion thereof) reflect a replacement for lost Rents for the relevant period, as determined by Lender in good faith.  All other such proceeds not reflecting a replacement for lost Rents shall be held by Lender and disbursed in accordance with Section 5.3 hereof.

(b)             Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrower, such payment shall not be treated as business or rental interruption Insurance Proceeds unless Borrower has demonstrated to Lender’s satisfaction that the remaining Net Proceeds that will be received from the property insurance carriers are sufficient to pay 100% of the cost of fully restoring the Improvements or, if such Net Proceeds are to be applied repay the Loan in accordance with the terms hereof, that such remaining Net Proceeds will be sufficient to pay off the Loan in full.

Section 5.3                Delivery of Net Proceeds.

5.3.1           Minor Casualty or Condemnation.  If a Casualty or Condemnation has occurred to the Property and the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, and provided no Event of Default shall have occurred and remain uncured, and that the condition in Section 5.3.2(a)(xiv) below has been satisfied, the Net Proceeds will be disbursed by Lender to Borrower.  Promptly after receipt of the Net Proceeds, Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.  If any Net Proceeds are received by Borrower and may be retained by Borrower pursuant to the terms hereof, such Net Proceeds shall, until completion of the Restoration, be held for the benefit of Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of Restoration in accordance with the terms hereof.

5.3.2           Major Casualty or Condemnation.

(a)              If a Casualty or Condemnation has occurred to the Property and the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration, provided that each of the following conditions relating to the Property are met:

   (i)         no Event of Default shall have occurred and be continuing;

   (ii)        (A) in the event the Net Proceeds consists of Insurance Proceeds received in connection with a Casualty, then less than twenty-five percent (25%) of the total floor area of the Improvements at the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (B) in the event the Net Proceeds are an Award received in connection with a Condemnation, then less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is the subject of such Condemnation;

   (iii)       If required by Lender or by Franchisor, the Master Lease shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of such Casualty or Condemnation;

   (iv)      the Franchise Agreement and all Operating Agreements shall remain in full force and effect during and after completion of the Restoration, notwithstanding the occurrence of such Casualty or Condemnation and the Franchise Agreement permits Restoration and continuation as a “Hyatt” during such Restoration;

   (v)       Borrower shall commence the Restoration as soon as reasonably practicable and shall diligently pursue the same to satisfactory completion;

   (vi)      Lender shall be satisfied that any operating deficits and all payments of principal and interest under the Note will be paid during the period required for Restoration from (A) the Net Proceeds, or (B) other funds of Borrower;

   (vii)     Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (A) the date six (6) months prior to the Stated Maturity Date, (B) the earliest date required for such completion under the terms of the Franchise Agreement, (C) such time as may be required under applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or Condemnation, as applicable, or (D) the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii), without giving effect to any extended period of indemnity endorsement in respect of such coverage;

   (viii)    the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

   (ix)       the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

   (x)        such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements;

   (xi)       Borrower shall deliver to Lender a signed, detailed budget approved in writing by Borrower’s architect, engineer or designated construction manager stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender;

   (xii)      the Net Proceeds, together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s discretion to cover the cost of the Restoration;

   (xiii)     the Debt Service Coverage Ratio (based on the trailing twelve (12) month period) as of the day immediately preceding the Casualty shall be equal to or greater than 1.20 to 1.00; and

   (xiv)     notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan is included in a REMIC Trust and, immediately following a release of any portion of the Lien of the Mortgage following a Condemnation (taking into account any planned Restoration of the remaining Property), the ratio of the unpaid principal balance of the Loan to the value of the remaining Property is greater than one hundred twenty-five percent (125%) (based solely on real property and excluding any personal property or going concern value) (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust), no Net Proceeds will be released to Borrower unless the principal balance of the Loan is paid down by a “qualified amount” as such term is defined in IRS Rev. Proc.  2010-30, as the same may be modified, supplemented, superseded or amended from time to time, unless Lender receives an opinion of counsel that, if the foregoing prepayment is not made, the applicable REMIC Trust will not fail to maintain its status as a REMIC Trust as a result of such release.

(b)              If under this Loan Agreement the Net Proceeds are to be paid directly to Lender then the same shall be paid directly to Lender for deposit into the Casualty and Condemnation Account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Obligations.  If the Net Proceeds are being disbursed by Lender, then Lender shall disburse the same to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (i) all requirements set forth in Section 5.3.2(a) have been satisfied, (ii) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement or are subject to a Casualty Retainage) in connection with the Restoration have been paid for in full, and (iii) there exist no notices of pendency, stop orders, mechanics’ or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(c)              All plans and specifications required in connection with the Restoration shall be subject to the prior approval of Lender and an independent architect selected by Lender (the “Casualty Consultant”), such consent not to be unreasonably withheld or delayed.  The plans and specifications shall require that the Restoration be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Condemnation, the Restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Condemnation), so that upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the Casualty or Condemnation, as applicable; it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty or Condemnation, as applicable, provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty or Condemnation, as applicable.  Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements and (ii) identity of the contractors, subcontractors and materialmen engaged in the Restoration engaged under contracts for more than $100,000.00 (in the aggregate for any one contractor), as well as the contracts under which such contractors, subcontractors and materialmen have been engaged, shall be subject to the approval of Lender and the Casualty Consultant.  All costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration, including reasonable attorneys’ fees and disbursements and the Casualty Consultant’s fees and disbursements, shall be paid by Borrower.

(d)              In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage.  The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed.  The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration.  The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Article 5 and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage.  Notwithstanding the foregoing, Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which (i) the Casualty Consultant certifies to Lender that such contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of such contractor’s, subcontractor’s or materialman’s contract and (ii) the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy.  If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(e)               Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(f)               If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are reasonably estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, at Lender’s request, Borrower shall deposit such deficiency (the “Net Proceeds Deficiency”) with Lender (for deposit into the Casualty and Condemnation Account) before any further disbursement of the Net Proceeds shall be made.  The Net Proceeds Deficiency deposited with Lender shall be deposited by Lender into the Casualty and Condemnation Account and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.3.2 shall constitute additional security for the Obligations.

(g)              The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default and no Cash Trap Period shall have occurred and shall be continuing under any of the Loan Documents; provided, however, the amount of such excess returned to Borrower in the case of a Condemnation shall not exceed the amount of Net Proceeds Deficiency deposited by Borrower with the balance being applied to the Debt in the manner provided for in subsection 5.3.2(h).

(h)              All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) may be retained and applied by Lender toward the payment of the Debt, whether or not then due and payable, without Yield Maintenance Premium or other premium or penalty, in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate.

(i)               If Lender elects to apply Net Proceeds to payment of the Debt, then provided no Event of Default is then outstanding, Borrower shall have a one time right to prepay the Debt in full only, without payment of the Yield Maintenance Premium, or other premium or penalty, provided that: (x) Borrower gives written notice of such election to prepay the Debt in full not later than three (3) months after the date which is the earlier of (1) the date Lender notifies Borrower that it has elected to apply the Net Proceeds to the Debt; and (2) the date Lender applies the Insurance Proceeds to the Debt; (y) the Debt is prepaid in full not later than three (3) months after Borrower gives Lender such notice; and (z) such prepayment is made on a Payment Date (as defined in the Note) or if such prepayment is not made on a Payment Date, then Borrower shall pay to Lender any interest that would have accrued in respect of the Debt through the Payment Date following the prepayment as if such prepayment was not made.

ARTICLE 6:  CASH MANAGEMENT AND RESERVE FUNDS

Section 6.1                Cash Management Arrangements. Borrower shall cause Master Tenant to establish and shall throughout the Term use commercially reasonable efforts to cause Master Tenant to maintain a trust account (the “Clearing Account”) at a local bank selected by Borrower and reasonably approved by Lender (the “Clearing Bank”) as more fully described in the Clearing Account Agreement, which Clearing Account shall be an Eligible Account.  Borrower shall cause Master Tenant to direct Manager and shall throughout the Term Borrower shall use commercially reasonable efforts to cause Master Tenant to cause all Gross Revenue to be transmitted directly into the Clearing Account.  Borrower shall transmit and shall cause Master Tenant to transmit all Rents (including Rents in the nature of sums payable by Credit Card Companies) and other Gross Revenue actually received by Borrower and/or Master Tenant into the Clearing Account within one (1) Business Day of receipt thereof.  Without in any way limiting the foregoing, if Borrower, Manager or Master Tenant receive any Gross Revenue from the Property, then (a) such amounts shall be deemed to be collateral for the Obligations and shall be held in trust for the benefit of Lender, (b) such amounts shall not be commingled with any other funds or property of Borrower, Manager or Master Tenant, and (c) Borrower, Manager or Master Tenant, as applicable, shall deposit such amounts in the Clearing Account within one (1) Business Day of receipt.  Notwithstanding the forgoing, Borrower shall not be in default under this Section 2.2(a) if Master Tenant retains (and does not deposit into the Clearing Account) Gross Revenues in the form of cash, provided that (x) such cash is retained on site at the Property, (y) such cash is used solely in the normal day-to-day business operations of the hotel located at the Property and (z) the aggregate amount of cash retained and not deposited into the Clearing Account does not, immediately after the required deposit is made, exceed $2,000.  Subject to any minimum balance requirements in the Clearing Account Agreement, the Funds deposited into the Clearing Account shall be swept into an Eligible Account at the Cash Management Bank controlled by Lender (the “Cash Management Account”) by the Clearing

Bank on each Business Day on which available and collected amounts in the Clearing Account exceed $5,000 and funds on deposit in the Cash Management Account shall be applied and disbursed in accordance with this Agreement and the Cash Management Agreement.  Funds in the Cash Management Account may be invested in Permitted Investments, as more particularly set forth in the Cash Management Agreement.  As an alternative to establishing each Account required pursuant to the terms of this Agreement as a separate Eligible Account, Lender may also establish subaccounts of the Cash Management Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) whereupon all provisions of this Agreement referring to (i) any Account shall be deemed to apply instead to the corresponding subaccount and (ii) to the Accounts generally shall be deemed to apply instead to the Cash Management Account.  The Clearing Account, the Cash Management Account and all other Accounts will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom.  Borrower shall pay for all expenses of opening and maintaining all of the above accounts.

Section 6.2                Intentionally Omitted.

Section 6.3                Tax Funds.

6.3.1           Deposits of Tax Funds.  On the date hereof, Borrower has deposited or caused to be deposited with or on behalf of Lender the sum of $73,122.80 for transfer to the Tax Account.  Commencing on the Monthly Payment Date occurring in June 2013 and on each Monthly Payment Date thereafter Borrower shall deposit with Lender an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates, which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Tax Account”).  Amounts deposited from time to time into the Tax Account pursuant to this Section 6.3.1 are referred to herein as the “Tax Funds”.  If at any time, Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit with or on behalf of Lender, such amount within one (1) Business Day after its receipt of such notice.

6.3.2           Release of Tax Funds.  Provided no Event of Default shall exist and remain uncured, Lender shall, or shall direct Servicer to, apply the Tax Funds, if any, in the Tax Account to payments of Taxes.  In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.  If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, or shall direct Servicer to, disburse such excess to Borrower, unless a Cash Trap Period is continuing, in which event such excess shall be deposited into the Cash Management Account to be applied in accordance with Section 6.11.1, or credit such excess against future payments to be made to the Tax Funds, such election to be made by Lender in its sole discretion.  Any Tax Funds remaining in the Tax Account after the Obligations have been paid in full shall be returned to Borrower.

Section 6.4                Insurance Funds.

6.4.1           Deposits of Insurance Funds.  On the date hereof, Borrower has deposited or caused to be deposited with or on behalf of Lender the sum of $20,235.75 for transfer to the Insurance Account.  Commencing on the Monthly Payment Date occurring in June 2013 and on each Monthly Payment Date thereafter, Borrower shall deposit with Lender an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies.  All amounts deposited with Lender by or on behalf of Borrower under this Section 6.4.1 shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Insurance Account”).  Amounts deposited from time to time into the Insurance Account pursuant to this Section 6.4.1 are referred to herein as the “Insurance Funds”.  If at any time, Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies; provided that if Borrower receives notice of any deficiency after the date that is thirty (30) days prior to expiration of the Policies, Borrower will deposit with or on behalf of Lender, such amount within one (1) Business Day after its receipt of such notice.

6.4.2           Release of Insurance Funds.  Provided no Event of Default shall exist and remain uncured, Lender shall, or shall direct Servicer to, apply the Insurance Funds, if any, in the Insurance Account to payment of Insurance Premiums.  In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate.  If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, or shall direct Servicer to, disburse such excess to Borrower, unless a Cash Trap Period is continuing, in which event such excess shall be deposited into the Cash Management Account to be applied in accordance with Section 6.11.1, or credit such excess against future payments to be made to the Insurance Funds, such election to be made by Lender in its sole discretion.  Any Insurance Funds remaining in the Insurance Account after the Obligations have been paid in full shall be returned to Borrower.

Section 6.5                FF&E Reserve Funds.

6.5.1           Deposits of FF&E Reserve Funds.  Borrower shall deposit or cause to be deposited with or on behalf of Lender on each Monthly Payment Date, an amount equal to four percent (4.0%) of the Gross Revenue for the Property for the prior month (“Monthly FF&E Amount”) for the repair and replacement of the furniture, fixtures and equipment at or in or used in the operation of the Property (the “FF&E Work”), which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “FF&E Reserve Account”).  Amounts deposited from time to time into the FF&E Reserve Account pursuant to this Section 6.5.1 are referred to herein as the “FF&E Reserve Funds”.  Lender may reassess its estimate of the amount necessary for FF&E Work from time to time, and may require Borrower to increase (or cause Master Tenant to increase) the monthly deposits required pursuant to this Section 6.5.1 upon thirty (30) days notice to Borrower if (i) Lender determines in its reasonable discretion that an increase is necessary to maintain proper operation of the Property, or (ii) Franchisor imposes any capital improvement or other property improvement plan under the Franchise Agreement.

6.5.2           Release of FF&E Reserve Funds.

(a)              Lender shall, or shall direct Servicer to, disburse the FF&E Reserve Funds to (or at the direction of) Borrower out of the FF&E Reserve Account provided (i) such disbursement is for an Approved FF&E Expense and (ii) Borrower shall have satisfied (or caused the satisfaction of) each of the Reserve Disbursement Conditions with respect to each such disbursement.  Lender shall not be required to disburse FF&E Reserve Funds more frequently than once each calendar month, and each disbursement of FF&E Reserve Funds must be in an amount not less than the Minimum Disbursement Amount (or a lesser amount if the total amount of FF&E Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

(b)              Nothing in this Section 6.5.2 shall (i) make Lender responsible for performing or completing any FF&E Work; (ii) require Lender to expend funds in addition to the FF&E Reserve Funds to complete any FF&E Work; (iii) obligate Lender to proceed with any FF&E Work; or (iv) obligate Lender to demand from Borrower additional sums to complete any FF&E Work.

(c)              Borrower shall permit Lender and Lender’s agents and representatives (including Lender’s engineer, architect or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any FF&E Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such FF&E Work.  Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in Section 6.5.2(d).

(d)              If a disbursement of FF&E Reserve Funds will exceed $50,000.00, Lender may require an inspection of the Property at Borrower’s expense prior to making a disbursement of FF&E Reserve Funds in order to verify completion of the FF&E Work for which reimbursement is sought.  Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of FF&E Reserve Funds.  Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

(e)              In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with FF&E Work.  All such policies shall be in form and amount satisfactory to Lender.

Section 6.6                Seasonality Reserve.

6.6.1           Deposits of Seasonality Reserve Funds.  On any Monthly Payment Date that the amount on deposit in the Seasonality Reserve Account is less than the Seasonality Reserve Target Borrower shall deposit or cause to be deposited with or on behalf of Lender, an amount equal to the Seasonality Reserve Account Monthly Payment for transfer by or at the direction of Lender into an Account established to hold such funds (the “Seasonality Reserve Account”).  The amount of each such deposit to the Seasonality Reserve Account shall be an amount equal to (a) all Excess Cash Flow (if such payment is made during a Cash Trap Period) or (b) an amount equal to the excess of all Gross Revenues generated at the Property less all sums paid by Borrower or Master Tenant and corresponding to items (a)(i) through (v) of Section 6.11.1 and items (b)(i) and (iii) of Section 6.11.1 (if such payment is made at a time that no Cash Trap Period exists) to the Seasonality Reserve Account (such amount, the “Seasonality Reserve Account Monthly Payment”).  Amounts deposited from time to time into the Seasonality Reserve Account pursuant to this Section 6.6.1 are referred to herein as the “Seasonality Reserve Funds”.

6.6.2           Release of Seasonality Reserve Funds.  Provided no Event of Default shall exist and remain uncured and subject to disbursements to be made pursuant to Section 6.11.1 hereof, in the event that, on any Monthly Payment Date, the amount deposited into the Cash Management Account during the immediately prior Interest Period is less than the amount needed to make the allocations required under clauses (a) and (b) (other then deposits into the Seasonality Reserve) of Section 6.11.1 on the applicable Monthly Payment Date, Lender shall direct Servicer to apply Seasonality Reserve Funds in an amount necessary to make all such required allocations under such clauses (a) and (b) of Section 6.11.1.

6.6.3           Reassessment of Seasonality Reserve Target.  Lender may, at any time and from time to time reassess the amount of the Seasonality Reserve Target based upon Lender’s reasonable assessment of the financial performance of the Property and the financial statements delivered by Borrower, Lender’s reasonable estimate of the projected Gross Revenue for the Property, and Lender’s reasonable estimate of the amounts needed to make (i) each Monthly Interest Payment, (ii) all required deposits of Reserve Funds, and (iii) payment of all Operating Expenses, for the next succeeding twelve (12) month period.

Section 6.7                Intentionally Omitted.

Section 6.8                Operating Expenses.  During the continuance of a Cash Trap Period, Borrower shall deposit or cause to be deposited with or on behalf of Lender on each Monthly

Payment Date an amount sufficient to pay monthly Approved Operating Expenses at the Property in accordance with the Approved Annual Budget (together with additional funds, if any, for monthly Approved Operating Expenses not set forth in the Approved Annual Budget and monthly Extraordinary Expenses requested by Borrower and approved by Lender in accordance with the terms hereof), which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Operating Expense Account”).  Amounts deposited from time to time into the Operating Expense Account pursuant to this Section 6.8 are referred to herein as the “Operating Expense Funds”.  Provided no Event of Default shall exist and remain uncured, Lender shall, or shall direct Servicer to, disburse Operating Expense Funds to Borrower out of the Operating Expense Account promptly following each Monthly Payment Date for the payment of Approved Operating Expenses at the Property and any Extraordinary Expenses requested by Borrower and approved by Lender in accordance with the terms hereof in each case for the applicable monthly period.

Section 6.9                Excess Cash Flow Funds.  (a) During the continuance of a Cash Trap Period, (i) all Rents paid by Master Tenant under the Master Lease in excess of the amount required to be applied to the payment of amounts described in Sections 6.11.1(a)(i) through (v) shall be transferred by Cash Management Bank into an Account established to hold such funds (the “Borrower Excess Cash Flow Account”) and held as additional security for the Loan, subject to Lender’s rights in respect of the occurrence of any Event of Default; and (ii) all Gross Revenue deposited into the Cash Management Account in excess of the sum of (A) Rents payable by Master Tenant under the Master Lease and (B) amounts described in Sections 6.11.1(b)(i) through (iii) shall be transferred by Cash Management Bank into an Account established to hold such funds (the “Master Tenant Excess Cash Flow Account”) and held as additional security for the Loan, subject to Lender’s rights in respect of the occurrence of any default under the Master Lease beyond all applicable notice and cure periods (it being acknowledged and agreed by Borrower that Lender has authority pursuant to the Master Lease Subordination to deliver required default notices under the Master Lease) or upon acceleration of the Loan, as applicable.  Amounts deposited from time to time into the Borrower Excess Cash Flow Account pursuant to this Section 6.9 are referred to herein as the “Borrower Excess Cash Flow Funds”, and amounts deposited from time to time into the Master Tenant Excess Cash Flow Account pursuant to this Section 6.9 are referred to herein as the “Master Tenant Excess Cash Flow Funds”.  For the avoidance of doubt, except in the event of a Cash Trap Period that has terminated, the obligations of Borrower after the occurrence of a Cash Trap Period shall continue notwithstanding the fact that the Cash Trap Event is subsequently cured.  Provided there is no continuing Event of Default and provided a Cash Trap Period has not commenced for another reason, the Cash Trap Period, and the sweeping of Borrower Excess Cash Flow and Master Tenant Excess Cash Flow pursuant to this Section 6.9, shall end upon the next Monthly Payment Date to occur after the termination of an applicable Cash Trap Period and in such event, until the occurrence of a subsequent Cash Trap Event, (q) funds held by Lender in the Borrower Excess Cash Flow Reserve shall be paid to Borrower; and (r) funds held by Lender in the Master Tenant Excess Cash Flow Reserve shall be paid to Master Tenant.  After the occurrence, and during the continuance, of a Cash Trap Period, (x) Borrower shall have the right to request in writing a draw of funds from the Borrower Excess Cash Flow Account to reimburse Borrower for, or to pay directly, any costs and expenses reasonably incurred by Borrower, and reasonably approved by Lender, to (i) satisfy its obligations as landlord under the Master Lease, (ii) to cure a default by Master Tenant under the Master Lease which Master Tenant default threatens imminent harm to the Property, and (iii) keep Borrower in good standing in accordance with applicable law, and (y) Master Tenant shall have the right to request in writing a draw of funds from the Master Tenant Excess Cash Flow Account to reimburse Master Tenant for, or to pay directly, any costs and expenses reasonably incurred by Master Tenant, and reasonably approved by Lender, to (i) satisfy its obligations  under the Master Lease or as Owner under the Franchise Agreement, (ii) to cure a default by Manager under the Management Agreement, and (iii) keep Master Tenant in good standing in accordance with applicable law.  In such event, provided on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, Lender shall, or shall direct Servicer to, disburse to Borrower or Master Tenant, as the case may be, promptly following the next Monthly Payment Date an amount from the Borrower Excess Cash Flow Account or the Master Tenant Excess Cash Flow Account, as the case may be, to reimburse Borrower (or Master Tenant) for, or to pay directly, the applicable expense.

Section 6.10              Security Interest in Reserve Funds.

6.10.1         Grant of Security Interest.  Borrower hereby pledges, assigns and grants a security interest to Lender, as security for the payment and performance of the Obligations, in all of Borrower’s right, title and interest (whether directly or as secured party (with respect to property of Master Tenant)) in and to (i) the Cash Management Account and any other account created pursuant to this Agreement or the Cash Management Agreement, all amounts which may from time to time be on deposit therein, all income thereon, and all proceeds thereof in accordance with the terms and conditions of the Cash Management Agreement, and (ii) any and all monies, checks, notes, bonds, money orders, letters of credit, other instruments and other investment property now or hereafter deposited or held in the Reserve Funds.  The Reserve Funds shall be under the sole dominion and control of Lender.  The Reserve Funds shall not constitute a trust fund and may be commingled with other monies held by Cash Management Bank.

6.10.2         Interest on Certain Reserve Funds; Income Taxes.  All Reserve Funds may be invested in FDIC insured deposit accounts as directed by Lender in accordance with the terms of the Cash Management Agreement, but such investment shall be limited to bank deposits only.  Borrower acknowledges and agrees that the availability of and return on certain Permitted Investments depends, in part, upon the availability of Permitted Investments to the Cash Management Bank, the size of the balance of the applicable Reserve Funds and/or the frequency of deposits into and withdrawals from the Reserve Funds and that certain Permitted Investments may be or become unavailable from time to time with respect to the Reserve Funds for a variety of reasons, including, without limitation, any of the foregoing factors.  Borrower acknowledges and agrees that the interest or income received on the Reserve Funds may not be the highest return available on cash-based investments and further acknowledges and agrees that none of Lender, any Servicer of the Loan, the Cash Management Bank or any of their respective agents or representatives shall be obligated to seek the highest return available on cash-based investments and none of Lender, any Servicer of the Loan, the Cash Management Bank or any of their respective agents or representatives shall be liable for any loss sustained on the investment of any funds constituting the Reserve Funds.  All earnings or interest on each of the Reserve Funds (other than the Tax Funds and the Insurance Funds) shall be and become part of the respective Reserve Fund and shall be disbursed as provided in the paragraph(s) of this Agreement applicable to each such Reserve Fund.  All earnings and interest on the Tax Funds and the Insurance Funds shall be the sole property of and paid to Lender.  Borrower shall report on its federal, state, commonwealth, district and local income tax returns all interest or income accrued on the Reserve Funds (other than the Tax Funds and the Insurance Funds) that constitute Borrower Accounts (as defined in the Cash Management Agreement), and shall cause Master Tenant to report on Master Tenant’s federal, state, commonwealth, district and local income tax returns all interest or income accrued on Reserve Funds that constitute Master Tenant Accounts (as defined in the Cash Management Agreement).

6.10.3           Prohibition Against Further Encumbrance.  Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or (except for the rights of Cash Management Bank under the Cash Management Agreement and for the rights of Master Tenant with respect to the Master Tenant Accounts) permit any Lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

Section 6.11              Property Cash Flow Allocation.

6.11.1         Order of Priority of Funds in Cash Management Account.  Subject to the other provisions of the Loan Documents (permitting disbursements from Accounts other than during the continuance of a Cash Trap Period), during the continuance of a Cash Trap Period, on each Monthly Payment Date during the Term, except the continuance of an Event of Default, all funds deposited into the Cash Management Account during the immediately preceding Interest Period shall be applied on such Monthly Payment Date in the following order of priority:

(a)              From funds due and payable to Borrower as Rent under the Master Lease or separately deposited by or on behalf of Borrower as Borrower’s funds (in each case, as identified by Borrower or Master Tenant to Lender in writing) (“Borrower’s Funds”):

   (i)         First, to make any required payment of Tax Funds into the Tax Account as required under Section 6.3;

   (ii)        Second, to make any required payment of Insurance Funds into the Insurance Account as required under Section 6.4;

   (iii)       Third, funds sufficient to pay the Monthly Debt Service Payment into the Debt Service Account; and

   (iv)      Fourth, to make the required payments of FF&E Reserve Funds into the FF&E Reserve Account as required under Section 6.5.1;

   (v)       Fifth, funds sufficient to pay any interest accruing at the Default Rate, late payment charges and all other amounts, other than those described under other clauses of this Section 6.11.1, then due to Lender and/or any Lender Indemnified Party by Borrower under the Loan Documents into the Debt Service Account for the payment of such amounts; and

(b)              After application of Rent as forth in clause (a) above, from Gross Revenue in excess of Rent payable to Borrower under the Master Lease or funds separately deposited by or on behalf of Master Tenant as the Master Tenant’s funds (“Master Tenant’s Funds”):

   (i)         First, to make the required payments of Hotel Occupancy Taxes as required under applicable Legal Requirements in accordance with Section 6.11.3(b);

   (ii)        Second, to make the required payments of Seasonality Reserve Funds into the Seasonality Reserve Account as (and to the extent) required under Section 6.6.1; and

   (iii)       Third, to make the required payments of Operating Expense Funds into the Operating Expense Account as required under Section 6.8.

(c)               During a Cash Trap Period, (i) all Borrower Funds, if any, remaining in the Cash Management Account after deposits for items (a)(i) through (v) above (the “Borrower Excess Cash Flow”) shall be transferred into the Borrower Excess Cash Flow Account as required under Section 6.9; and (ii) all Master Tenant Funds, if any, remaining in the Cash Management Account after deposits for items (b)(i) through (iii) above (the “Master Tenant Excess Cash Flow” shall be transferred into the Master Tenant Excess Cash Flow Account as required under Section 6.9. If, after making all the deposits described in items (a)(i) through (v) and (b)(i) and (ii) of Section 6.11.1 above, no Cash Trap Period is continuing, all Borrower Excess Cash Flow shall be released to or in accordance with such instructions as Borrower (or Master Tenant on behalf of Borrower) may direct, and all Master Tenant Excess Cash Flow shall be released to or in accordance with such instructions as Master Tenant may direct.

6.11.2         Failure to Make Payments. The failure of Borrower to make, or cause to be made, all of the payments required under clauses (a)(i) through (v) and (b)(i) through (iii) of Section 6.11.1 in full on each Monthly Payment Date during the continuation of a Cash Trap Period shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Cash Management Account for such payments, and no other Event of Default then exists, the failure by the Cash Management Bank to allocate such funds into the appropriate Accounts shall not constitute an Event of Default hereunder. The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make (or cause to be made) any payments, as and when due pursuant to the Loan Documents.

6.11.3         Application After Event of Default.

(a)              Notwithstanding anything to the contrary contained in Section 6.11.1 or elsewhere herein or in any other Loan Document, including, without limitation any implied priority of payments contained in Section 11.22 hereof or in the Guaranty, it being the parties’ intent that this provision control over any inconsistent provision of any Loan Document, upon the occurrence of an Event of Default, Lender shall be under no obligation to release or disburse any of the Reserve Funds and may, at its option:  (i) withdraw the Reserve Funds held in any Borrower Account and any other funds of Borrower then in the possession of Lender, Servicer or Cash Management Bank (including any Borrower Funds) and apply such funds to the items for which such Reserve Funds were established or to the payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion; provided, however, that Lender agrees that it shall not apply any portion of the Reserve Funds to the Outstanding Principal Balance unless and until Lender has accelerated the Loan; and/or (ii) if a default has occurred under the Master Lease that is continuing past the expiration of any applicable cure period, withdraw the Reserve Funds held in any Master Tenant Account and any other funds of Master Tenant then in the possession of Lender, Servicer or Cash Management Bank (including any Master Tenant Funds) and apply such funds to the items for which such Reserve Funds were established or to the payment of the obligations of Master Tenant under the Master Lease (and any funds so applied shall thereupon constitute Borrower Funds, subject to application in accordance with the preceding clause (ii)) in such order, proportion and priority as Lender may determine in its sole discretion.  In addition, if Lender has accelerated the Loan, with or without notice to Borrower or Master Tenant, except as required by law, at any time and from time to time, Lender may charge, set-off and otherwise apply all or any part of the Master Tenant Funds not applied pursuant to the preceding clause (ii) against the Obligations or any part thereof. Subject to the limitation that Lender may apply property of Master Tenant (including Master Tenant Funds) only to the payment, performance or other satisfaction of obligations of Master Tenant under the Master Lease prior to the acceleration of the Loan, Lender’s right to withdraw and apply the Reserve Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

(b)              Notwithstanding the foregoing, so long as Borrower is the owner of the Property, Lender agrees that upon delivery to Lender of an Officer’s Certificate certifying that attached thereto is one or more true, correct, accurate, complete and, if applicable, executed remittance reports, tax returns or other filings required to accompany the payment of hotel room occupancy, use and/or sales taxes (collectively, “Hotel Occupancy Tax”) levied by one or more Governmental Authorities having jurisdiction over the Property (which remittance reports, tax returns or other filings shall be in the form provided by such Governmental Authorities that has levied the applicable Hotel Occupancy Tax being paid), Lender shall, to the extent funds remain on deposit in the Cash Management Account (but not on deposit in the Tax Account or the Insurance Account), disburse Reserve Funds to or for the benefit of Master Tenant in an amount equal to the Hotel Occupancy Tax liability reflected in such remittance reports, tax returns or other filings.  At Lender’s option, Lender shall either disburse funds directly to Borrower in the form of one or more checks made payable to the applicable Governmental Authorities in which case Borrower shall (or shall cause Master Tenant) to promptly file such remittance reports, tax returns or other filings and pay the applicable Hotel Occupancy Tax or Lender may cause such tax returns or other filings to be filed, together with payment of the applicable Hotel Occupancy Tax, directly with remittance reports, the applicable Governmental Authorities.  If Lender elects to disburse Reserve Funds to Borrower for the payment of Hotel Occupancy Taxes, Borrower shall provide evidence of the payment of such Hotel Occupancy Taxes promptly after Borrower’s receipt of same.

Section 6.12              Rights to Reserve Funds.  Borrower hereby authorizes and directs Lender, to grant access to Master Tenant to all Reserve Funds, subject to all otherwise applicable conditions to the allocation and disbursement thereof (except that Master Tenant may execute all applications for disbursement, and provide all certificates that otherwise would be provided by Borrower with respect thereto) to fund some or all of the related costs associated with the Loan or the Property.

ARTICLE 7:  PROPERTY MANAGEMENT

Section 7.1                The Management Agreement.

Borrower hereby agrees that the fee paid to Manager in compensation for Manager’s services conducted in connection with the management of the Property pursuant to the Management Agreement shall not exceed three percent (3%) of Gross Revenue.  Borrower shall (a) cause Manager to manage the Property in accordance with the Management Agreement, (b) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed, (c) promptly notify Lender of any default under the Management Agreement of which it is aware, (d) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement, and (e) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.  If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under the Loan Documents, and without waiving or releasing Borrower from any of its Obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.

Section 7.2                Prohibition Against Termination or Modification.

Borrower shall not (a) surrender, terminate, cancel, modify (in any material respect), renew or extend (except where the terms of the renewal or extension are the same as for the immediately preceding period) the Management Agreement, (b) consent to the assignment by any Manager of its interest under the Management Agreement, (c) enter into any new or other agreement relating to the management or operation of the Property with Manager or any other Person, or (d) waive or release (in any material respect) any of its rights and remedies under the Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld; provided, however, with respect to a new manager and/or a Management Agreement such consent may be conditioned upon Borrower delivering a Rating Agency Confirmation, if and to the extent applicable, as to such manager and management agreement.  If at any time Lender consents to the appointment of a new property manager and/or the execution of a Management Agreement under this Article 7 or under Article 8, Manager and Borrower shall, as a condition of Lender’s consent, execute a subordination of management agreement in the form then used by Lender.

Section 7.3                Replacement of Manager.

If (i) the Debt has been accelerated pursuant to Section 10.1(b) or Section 10.2 hereof, (ii) Manager shall become insolvent or the subject of any proceeding under any state or federal bankruptcy or insolvency law or for the liquidation of all or a major portion of its property, (iii) a default by Manager occurs under the Management Agreement, and the same is not cured by Manager within any applicable notice and cure periods, (iv) if at any time the Debt Service Coverage Ratio (calculated on a trailing twelve (12) month basis) falls below 1:10 to 1:00, (v) if Manager shall become insolvent or a debtor in any Bankruptcy Action, or (vi) if at any time Manager has engaged in gross negligence, fraud or willful misconduct, at Lender’s direction Borrower shall cause Master Tenant to terminate the Management Agreement and replace the Manager with a Qualified Manager pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates.

ARTICLE 8:  PERMITTED TRANSFERS

Section 8.1               Permitted Transfer of the Property.  Lender shall not withhold its consent to the one-time Transfer of the Property to a Permitted Transferee and the assumption of the Loan by such Permitted Transferee provided that (a) Lender shall have received a notice from Borrower requesting Lender’s consent to such Transfer not less than sixty (60) days prior to the proposed date of Transfer, (b) no Default or Event of Default shall have occurred and remain uncured or shall occur solely as a result of such Transfer, (c) Lender shall have received a Rating Agency Confirmation as to the conveyance of the Property to the Permitted Transferee and any release and replacement of Guarantor as contemplated in clause (h) below, (d) Lender shall have received an agreement, in form and substance reasonably acceptable to Lender, pursuant to which Permitted Transferee has assumed all of Borrower’s obligations under the Loan Documents, (e) Borrower shall have paid to Lender an assumption fee equal to one percent (1%) of the Outstanding Principal Balance, (f) Lender shall have received such agreements, certificates, legal opinions and other documentation as may be reasonably requested by Lender, including, without limitation, a title insurance endorsement confirming the Lien of the Mortgage as a valid first lien on the Property, (g) the Permitted Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar in location, size, class, use, operation and value as the Property, and Lender shall be provided with reasonable evidence thereof (and Lender reserves the right to approve the Permitted Transferee without approving the substitution of the property manager), (h) prior to any release of Guarantor, which release may only cover events or conditions occurring subsequent to the Transfer, (i) one (1) or more substitute guarantors acceptable to Lender shall (A) have assumed all obligations of Guarantor under the Guaranty and Environmental Indemnity for events or conditions occurring subsequent to the Transfer or (B) have executed a replacement guaranty and a replacement environmental indemnity in each case in form and substance the same as the Guaranty and the Environmental Indemnity, respectively, and otherwise reasonably acceptable to Lender, (ii) if required by Lender or the Rating Agencies, Borrower delivers to Lender an opinion in form and substance and from counsel satisfactory to Lender and the Rating Agencies in their sole discretion stating, among other things, (A) that the Guaranty and the Environmental Indemnity (or the new guaranty and environmental indemnity, as the case may be) are enforceable against such substitute guarantor(s) in accordance with their terms, and (B) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such release and replacement, and (iii) Lender and the Rating Agencies shall have received such other documentation and information as may be reasonably requested by Lender or requested by the Rating Agencies in connection with such release and replacement, including, without limitation, a spousal consent in form and substance acceptable to Lender, as and to the extent applicable, (i) Borrower shall have delivered to Lender any consent required to be delivered by Franchisor in connection with such Transfer and assumption, and (j) Lender may, as a condition to evaluating any requested consent to such Transfer, require that Borrower post a cash deposit with Lender in an amount equal to Lender’s anticipated costs and expenses in evaluating any such request for consent.

Section 8.2               Permitted Transfers of Interest in Restricted Parties.

8.2.1           Notwithstanding anything to the contrary contained in Section 4.2.1, Lender’s consent shall not be required in connection with one (1) or a series of Transfers of up to forty-nine percent (49%) in the aggregate of the direct or indirect ownership interests in any Restricted Party provided that (a) no Event of Default shall have occurred and remain uncured or would occur as a result of such Transfer, (b) such Transfer shall not (i) cause the transferee (together with its Affiliates) to acquire control of any Restricted Party unless such transferee is a Key Principal, (ii) result in any Restricted Party that is as of the Closing Date controlled by a Key Principal no longer being controlled by a Key Principal, or (iii) cause the transferee (together with its Affiliates) to increase its direct or indirect interest in any Restricted Party to an amount which exceeds forty-nine percent (49%) in the aggregate, unless such transferee owned more than forty-nine percent (49%) of the direct or indirect ownership interests in such Restricted Party on the Closing Date or as a result of a Transfer previously made in accordance with the terms and provisions of this Agreement, (c) if at the time of such Transfer the Property is then managed by a Qualified Manager, the Property shall continue to be managed by such Qualified Manager, or by a new Qualified Manager approved by Lender, which approval may be conditioned upon Borrower delivering a Rating Agency Confirmation, if and to the extent applicable, as to such any Replacement Management Agreement and Qualified Manager, (d) after giving effect to such Transfer, Key Principal shall continue to own, directly or indirectly, at least fifty-one percent (51%) of all legal, beneficial and economic interests in each of Borrower and Sole Member, (e) if, immediately following such Transfer, the transferee owns ten percent (10%) or more of the direct or indirect ownership interests in Borrower then, to the extent such transferee did not own ten percent (10%) or more of the direct or indirect ownership interests in Borrower on the Closing Date, Borrower shall deliver, or cause to be delivered, at Borrower’s sole cost and expense, such searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) as Lender may reasonably require with respect to such transferee, its Borrowers and controlling Persons, the results of which must be reasonably acceptable to Lender (unless such transferee, its Borrowers and controlling Persons were previously the subject of searches by Lender which were reasonably acceptable to Lender, in which case Borrower’s obligation to deliver or cause the delivery of such searches under this Section 8.2.1 shall be satisfied to the extent reasonably acceptable updates to such searches are delivered to Lender), and such transferee, its Borrowers and controlling Persons shall otherwise satisfy Lender’s then current applicable underwriting criteria and requirements, (f) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer (or final drafts thereof with signed copies to follow upon the effect date of such transfer) and the organizational documents of the transferee and its constituent parties reasonably required by Lender not less than ten (10) days prior to the date of such Transfer (unless such Transfer occurs as the result of the death or incapacity of a natural person, in which event such notice shall be given not less than twenty (20) days after the date of such Transfer), and (g) the legal and financial structure of Borrower and its stockholders, members or partners, as applicable, and the single purpose nature and bankruptcy remoteness of Borrower and its stockholders, members or partners, as applicable, after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements.  Notwithstanding anything in this Section 8.2.1 to the contrary, and without limiting any of the foregoing requirements of this Section 8.2.1, if after giving effect to any such Transfer, more than forty-nine percent (49%) in the aggregate of direct or indirect ownership interests in any Restricted Party are owned by any Person (together with its Affiliates) that owned less than forty-nine percent (49%) of the direct or indirect ownership interests in such Restricted Party as of the Closing Date or as a result of a Transfer previously made in accordance with the terms and provisions of this Agreement, then Borrower shall, prior to the effective date of any such Transfer, deliver (or cause to be delivered) to Lender a Rating Agency Confirmation.  As used in this Section 8.2.1, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise and the term “controlled” and “controlling” shall have correlative meanings.

8.2.2           Notwithstanding anything to the contrary contained herein, the sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering of all or any portion of the direct or indirect ownership interests in the Moody REIT (each a “Permitted REIT Transfer”) shall be permitted without (1) Lender’s consent, (2) notice to Lender, and (3) the payment of any fee, premium, penalty or other payment to Lender other than payment of Lender’s actual out-of-pocket expenses, if any, provided, however, that after such Permitted REIT Transfer (a) except with the Lender’s prior written consent, the Moody REIT is required to file, with respect to the equity interests of such company, periodic reports with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and (b) no Person together with such Person’s Affiliates, other than Brett C. Moody and his Affiliates, owns, Controls or holds a lien or pledge on, more than forty-nine percent (49%) of the direct or indirect ownership interests in the Moody REIT.

Section 8.3               Replacement Guarantor.  To the extent that any Guarantor is a natural person, the death or incompetency of such Guarantor shall be an Event of Default hereunder unless such Guarantor is replaced in accordance with this Section 8.3.  Borrower shall be permitted to substitute a replacement guarantor (a “Substitution”) and no Event of Default shall be deemed to have occurred hereunder, provided that each of the following terms and conditions are satisfied: (a) no Default or Event of Default shall have occurred and remain uncured or would occur as a result of such Substitution; (b) within sixty (60) days after the occurrence of such death or incompetency, Borrower delivers to Lender notice of its intent to substitute such Guarantor and, concurrently therewith, gives Lender all such information concerning the proposed substitute guarantor as Lender may reasonably require, including, without limitation, certified financial statements detailing assets and liabilities; (c) the replacement guarantor is a Satisfactory Replacement Guarantor; (d) within thirty (30) days after delivery of the written notice described in the preceding clause (b), such Satisfactory Replacement Guarantor assumes the obligations of Guarantor under the Guaranty and the Environmental Indemnity for events or conditions occurring prior to, as of and after the Substitution; (e) concurrently with such assumption (i) such Satisfactory Replacement Guarantor delivers to Lender a spousal consent in form and substance acceptable to Lender, as and to the extent applicable, and (ii) each of Borrower, the remaining Guarantor and such Satisfactory Replacement Guarantor affirms each of their respective obligations under the Loan Documents; (f) if requested by Lender, such Satisfactory Replacement Guarantor executes a replacement guaranty and a replacement environmental indemnity in each case in form and substance the same as the Guaranty and the Environmental Indemnity, respectively, and otherwise reasonably acceptable to Lender; (g) Borrower delivers to Lender a Rating Agency Confirmation with respect to such Substitution; and (h) if required by Lender or the Rating Agencies, Borrower delivers to Lender an opinion in form and substance and from counsel satisfactory to Lender and the Rating Agencies in their sole discretion stating, among other things, (i) that the Guaranty and the Environmental Indemnity (or the new guaranty and environmental indemnity, as the case may be) are enforceable against such Satisfactory Replacement Guarantor in accordance with their terms, and (ii) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such Substitution.  No such death or replacement of a Guarantor shall hinder, impair, limit, terminate or effectuate a novation of the obligations or liabilities of any other Guarantor under any of the Loan Documents.  As used herein, the term “Satisfactory Replacement Guarantor” shall mean a replacement guarantor that is acceptable to Lender, which determination shall be based upon, inter alia, (1) such replacement guarantor having (x) a direct or indirect ownership interest in Borrower, which is reasonably satisfactory to Lender, and (y) the ability to control Borrower, (2) such replacement guarantor having a net worth and liquidity reasonably satisfactory to Lender, (3) Lender’s receipt of searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) reasonably required by Lender on such replacement guarantor, the results of which must be reasonably acceptable to Lender, (4) such replacement guarantor otherwise satisfying Lender’s then current applicable underwriting criteria and requirements, and (5) such replacement guarantor being an experienced operator and/or owner of properties similar in location, size, class, use, operation and value as the Property, as evidenced by financial statements and other information reasonably requested by Lender or requested by the Rating Agencies.  As used in this Section 8.3, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise.

Section 8.4               Costs and Expenses.  Borrower or the Transferee shall pay all costs and expenses of Lender in connection with any Transfer or replacement of any Guarantor, including, without limitation, the cost of any Rating Agency Confirmation and all reasonable fees and expenses of Lender’s counsel, and the cost of any required counsel opinions, including, without limitation, Insolvency Opinions and opinions related to REMIC Trusts or other securitization or tax issues.

ARTICLE 9:  SALE AND SECURITIZATION OF MORTGAGE

Section 9.1                Sale of Mortgage and Securitization.

(a)              Lender shall have the right (i) to sell, assign, pledge or otherwise transfer the Loan or any portion thereof or interest therein to any Person, (ii) to sell participation interests in the Loan to any Person, or (iii) to securitize the Loan or any portion thereof or interest therein in one or more private or public single asset or pooled loan securitizations.  (The transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a “Secondary Market Transaction” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”.  Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”).

(b)              If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies or applicable Legal Requirements in connection with any Secondary Market Transactions, including using commercially reasonable efforts to:

   (i)           (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower, Guarantor, any Affiliate of Borrower or Guarantor, including, without limitation, the information set forth on Schedule VI attached hereto, (B) provide updated budgets and rent rolls (including itemized percentage of floor area occupied and percentage of aggregate base rent for each Tenant) relating to the Property, and (C) provide updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the information referred to in clauses (A), (B) and (C) shall hereinafter be referred to collectively as “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors, certificates of third party service providers or opinions of counsel acceptable to Lender and the Rating Agencies;

  (ii)           provide opinions of counsel, which may be relied upon by Lender and the NRSROs, and their respective counsel, agents and representatives, as to bankruptcy non-consolidation, or any other opinion customary with respect to loans comparable to the Loan in size and character in Secondary Market Transactions or required by the Rating Agencies actually rating the securities issued pursuant to such transaction with respect to the Property, Borrower, Guarantor and any Affiliate of Borrower or Guarantor, which counsel and opinions shall be satisfactory to Lender and the Rating Agencies;

  (iii)           provide updated (as of the closing date of any Secondary Market Transaction) representations and warranties made in the Loan Documents and such additional representations and warranties, in each case, consistent with fact, as Lender or the Rating Agencies may require;

   (iv)         subject to Section 9.3, execute modifications and amendments to the Loan Documents and Borrower’s organizational documents as Lender or the Rating Agencies may require;

   (v)          provide access to, and conduct tours of, the Property; and

   (vi)         provide certifications or other evidence of reliance acceptable to Lender and the Rating Agencies with respect to third party reports and other information obtained in connection with the origination of the Loan or any Updated Information.

(c)              Borrower agrees that (i) Lender may disclose any information relating to Borrower, its Affiliates, the Property or the Loan (including information provided by or on behalf of Borrower or any of its Affiliates to Lender) to any Person (including, but not limited to, investors or prospective investors in the Securities, the NRSROs, investment banking firms, accounting firms, law firms and other third-party advisory and service providers relating to a Securitization) actually or potentially involved in or related to any Secondary Market Transaction or any other Person reasonably requesting such information and (ii) the findings and conclusions of any third-party due diligence report obtained by Lender or other Indemnified Persons may be made publicly available if required, and in the manner prescribed, by applicable Legal Requirements.

(d)             If requested by Lender, Borrower shall use commercially reasonable efforts to provide Lender, promptly upon request, with any financial statements, financial, statistical or operating information or other information as Lender shall reasonably determine is necessary or appropriate (including items required (or items that would be required if the Securities issued in connection with a Securitization were offered publicly) to satisfy any and all disclosure requirements pursuant to the Securities Act (including, but not limited to, Regulation AB), the Exchange Act, any other applicable securities laws or any amendment, modification or replacement to any of the foregoing) or required by any other Legal Requirements, in each case, in connection with any Disclosure Document or any Exchange Act Filing or as may otherwise be reasonably requested by Lender.

Section 9.2                Securitization Indemnification.

(a)              Borrower understands and agrees that information provided to Lender by Borrower or its agents, counsel and representatives may be included in Disclosure Documents in connection with a Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the NRSROs, investment banking firms, accounting firms, law firms and other third-party advisory and service providers relating to a Securitization.

(b)              Borrower hereby agrees (i) to indemnify Lender, any Affiliate of Lender that has filed any registration statement relating to a Securitization or has acted as the issuer, sponsor, depositor or seller in connection with a Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in connection with a

Securitization, any other issuers, depositors, underwriters, placement agents or initial purchasers of Securities issued in connection with a Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates, and each Person that controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”) for any losses, liabilities, obligations, claims, damages, penalties, actions, judgments, suits, costs and expenses (collectively, the “Liabilities”) to which any Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon (A) any untrue statement of any material fact contained in the information provided to Lender by Borrower, any Affiliate of Borrower or any of their respective agents, counsel or representatives, (B) the omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading and/or (C) a breach of the representations and warranties made by Borrower in Section 3.1.40 of this Agreement and (ii) to reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (i) or (ii) above only to the extent that any such Liability arises out of, or is based upon, an untrue statement, or omission made in reliance upon and in conformity with (I) (x) information furnished by or on behalf of Borrower (1) in connection with the preparation of the Disclosure Documents or (2) in connection with the underwriting or closing of the Loan or (y) any of the reports, statements or other information furnished by or on behalf of Borrower pursuant to the terms of this Agreement, including, without limitation, financial statements of Borrower and operating statements and rent rolls with respect to the Property; and (II) at the time furnished by Borrower to Lender, any such information is known by Borrower to be untrue in any material respect, or known by Borrower to omit a material fact required to be stated in such information or necessary to make such information, in light of the circumstances under which made, not misleading.  This indemnity will be in addition to any liability which Borrower may otherwise have.

(c)              In connection with any Exchange Act Filing or other reports containing comparable information that are required to be made available to holders of the Securities under Regulation AB or other applicable Legal Requirements, Borrower shall (i) indemnify the Indemnified Persons for Liabilities to which any Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon an untrue statement, or omission made in reliance upon and in conformity with (I) (x) information furnished by or on behalf of Borrower (1) in connection with the preparation of the Disclosure Documents or (2) in connection with the underwriting or closing of the Loan or (y) any of the reports, statements or other information furnished by or on behalf of Borrower pursuant to the terms of this Agreement, including, without limitation, financial statements of Borrower and operating statements and rent rolls with respect to the Property; and (II) at the time furnished by Borrower to Lender, any such information is known by Borrower to be untrue in any material respect, or known by Borrower to omit a material fact required to be stated in such information or necessary to make such information, in light of the circumstances under which made, not misleading, and (ii) reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending the Liabilities.

(d)              Promptly after receipt by an Indemnified Person of notice of a claim or the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against Borrower, notify Borrower in writing of the commencement thereof, but the omission to so notify Borrower will not relieve Borrower from any liability which it may have to any Indemnified Person under this Section 9.2 except to the extent that failure to notify materially prejudices Borrower.  In the event that any action is brought against any Indemnified Person, and it notifies Borrower of the commencement thereof, Borrower will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel satisfactory to such Indemnified Person.  After notice from Borrower to such Indemnified Person of Borrower’s election to assume the defense of such action, such Indemnified Person shall pay for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Indemnified Person and Borrower and the Indemnified Person shall have reasonably concluded that there are legal defenses available to it and/or other Indemnified Persons that are different from or additional to those available to Borrower, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons at the cost of Borrower.  Borrower shall not be liable for the expenses of more than one (1) separate counsel (in addition to local counsel) unless an Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.

(e)              In order to provide for just and equitable contribution in circumstances in which any indemnification or reimbursement under this Section 9.2 is for any reason held to be unenforceable as to an Indemnified Person in respect of any Liabilities (or action in respect thereof) referred to herein which would otherwise be indemnifiable under this Section 9.2, Borrower shall contribute to the amount paid or payable by the Indemnified Person as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lender’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances.  Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f)              The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Obligations.

Section 9.3               Severance Documentation. Lender shall have the right, at any time (whether prior to or after any Secondary Market Transaction in respect of all or any portion of the Loan), to modify the Loan in order to create one or more new notes (including senior and junior notes), one or more additional components of the Note or Notes and/or one or more mezzanine loans (including amending Borrower’s organizational structure and the organizational documents of Borrower and its direct and indirect shareholders, partners, members and non-member managers to provide for one or more mezzanine borrowers), reduce the number of components of the Note or Notes, revise the interest rate for each component, reallocate the principal balances of the Notes and/or the components, increase or decrease the monthly debt service payments for each component or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments); provided, however, that in creating such new notes or modified notes or mezzanine notes (a) Borrower shall not be required to modify the stated maturity of the Note, (b) the aggregate principal amount of all such new notes or modified notes or mezzanine notes shall, on the date created, equal the Outstanding Principal Balance of the Loan immediately prior to the creation of such new notes or modified notes or mezzanine notes, (c) the interest rates on all such new notes or modified notes or mezzanine notes shall be fixed, and the weighted average interest rate of all such new notes or modified notes or mezzanine notes shall, on the date created, equal the interest rate applicable to the Loan immediately prior to the creation of such new notes or modified notes or mezzanine notes, and (d) the scheduled debt service payments on all such new notes or modified notes or mezzanine notes shall, on the date created, equal the scheduled debt service payments under the Loan immediately prior to the creation of such new notes or modified notes or mezzanine notes.  At Lender’s election, each note comprising the Loan may be subject to one or more Secondary Market Transactions.  If requested by Lender, Borrower shall, within a reasonable period of time, execute an amendment to the Loan Documents to evidence any such modification, including, without limitation, an amendment to the Cash Management Agreement to reflect the newly created notes, components and/or mezzanine loans.

Section 9.4                Secondary Market Transaction Costs.

(a)              All out-of-pocket, costs and expenses actually incurred by Borrower, Guarantor(s), and their respective Affiliates and Lender in connection with Sections 9.1 and 9.3 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Lender.

ARTICLE 10:  DEFAULTS

Section 10.1              Events of Default.

(a)              Each of the following events shall constitute an event of default hereunder (each, an “Event of Default”):

  (i)           if any monthly installment of principal and/or interest due under the Note or any payment of Reserve Funds due under this Agreement or the payment of the Obligations due on the Maturity Date is not paid when due (after giving effect to any applicable grace period provided for in Section 2.3.1);

  (ii)           if any other portion of the Obligations (other than as set forth in the foregoing clause (i)) is not paid when due and such non-payment continues for five (5) days following notice to Borrower that the same is due and payable;

   (iii)         if any of the Taxes or Other Charges are not paid when due, unless contested in accordance with the Loan Agreement;

   (iv)         if the Policies are not (A) delivered to Lender or (B) kept in full force and effect, each in accordance with the terms and conditions hereof;

   (v)          subject to the provisions of Sections 8.1 and 8.2. if Borrower breaches or permits or suffers a breach of the provisions of Section 4.2.1;

   (vi)         if any representation or warranty made by Borrower or any Guarantor in any Loan Document or by Master Tenant in the Master Lease Subordination Agreement, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date such representation or warranty was made;

   (vii)       (A) if Borrower, Sole Member or Master Tenant shall make an assignment for the benefit of creditors or (B) upon the declaration by Lender in its sole and absolute discretion that the same constitutes an Event of Default, if Guarantor shall make an assignment for the benefit of creditors;

   (viii)       (A) if a receiver, liquidator or trustee shall be appointed for Borrower, Sole Member or Master Tenant or if Borrower, Sole Member or Master Tenant shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal, state, local or foreign bankruptcy law, or any similar federal, state, local or foreign law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Sole Member or Master Tenant, or if any proceeding for the dissolution or liquidation of Borrower, Sole Member or Master Tenant shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Sole Member or Master Tenant, upon the same not being discharged, stayed or dismissed within sixty (60) days or (B) upon the declaration by Lender in its sole and absolute discretion that the same constitutes an Event of Default, if a receiver, liquidator or trustee shall be appointed for any Guarantor or if any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal, state, local or foreign bankruptcy law, or any similar federal, state, local or foreign law, shall be filed by or against, consented to, or acquiesced in by, the applicable Guarantor, or if any proceeding for the dissolution or liquidation of Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor, upon the same not being discharged, stayed or dismissed within thirty (30) days;

   (ix)          if Borrower attempts to assign its rights or delegate its duties under any of the Loan Documents or any interest herein or therein in contravention of the Loan Documents or if Master Tenant attempts to assign its rights or delegate its duties under the Master Lease or any interest therein in contravention of the Master Lease, the Franchise Agreement or the Master Lease Subordination Agreement;

   (x)           if any of the assumptions contained in any Insolvency Opinion is or shall become untrue in any material respect;

   (xi)          if Borrower breaches any representation, warranty or covenant contained in Sections 3.1.24 or 4.1.15 hereof or on Schedule III attached hereto or if Master Tenant fails to remain a Special Purpose Entity;

   (xii)         if Borrower or Master Tenant shall be in default beyond the expiration of any applicable grace or cure period under any mortgage or security agreement covering any part of the Property whether it be superior or junior in Lien to the Mortgage;

   (xiii)        subject to Borrower’s right to contest as provided in Section 3.6 of the Mortgage, if the Property becomes subject to any mechanic’s, materialman’s or other Lien except a Lien for Taxes not then delinquent;

   (xiv)       except as permitted herein, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender;

   (xv)        if Borrower ceases to continuously operate (or to cause Master Tenant to continuously operate) the Property or any material portion thereof as a hotel for any reason whatsoever (other than temporary cessation in connection with any renovation or restoration of the Property following a Casualty or Condemnation) or terminates such business for any reason whatsoever;

   (xvi)       if Borrower fails to replace Guarantor with a Satisfactory Replacement Guarantor upon the death or incompetency of Guarantor in accordance with the terms and provisions of Section 8.3 hereof;

   (xvii)      if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not specified in subsections (i) to (xvi) above (or, with respect to other Loan Documents, if no notice or cure period is specified therein with respect to such matter), (A) for ten (10) days after the earlier of (1) Borrower’s knowledge thereof and (2) notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or (B) for thirty (30) days after the earlier of (1) Borrower’s knowledge thereof and (2) notice from Lender, in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period; and provided, further, that Borrower shall have commenced to cure such Default within such 30-day period and shall thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such additional time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days;

   (xviii)     an Event of Default by Borrower or Master Tenant, beyond applicable notice and cure periods, occurs under the Master Lease (other than a breach by Master Tenant that by itself does not cause Borrower to be out of compliance with an obligation of Borrower under the Loan Documents); provided, however, that Borrower shall have the right to cure defaults by the Master Tenant under the Master Lease within a period which is ten (10) days longer than the cure period provided to Master Tenant under the Master Lease;

   (xix)        if there shall be a default under any of the other Loan Documents beyond any applicable notice and/or cure periods contained in such Loan Documents, whether as to Borrower, Master Tenant, Guarantor, Manager, the Property or any other Person (other than Lender);

   (xx)         (A) if a default has occurred and continues beyond any applicable cure period under the Franchise Agreement, such default gives Franchisor the right to terminate the Franchise Agreement and Franchisor has delivered notice of such default, or (B) the Franchise Agreement expires or terminates and neither Borrower nor Master Tenant enters into a Replacement Franchise Agreement with a Qualified Franchisor by the expiration or termination of the prior Franchise Agreement, or (C) Franchisor delivers a notice of its intention to exercise a right under the Franchise Agreement to terminate the Franchise Agreement and the act or omission giving rise to such notice shall not be remedied to Franchisor’s satisfaction or waived by Franchisor with ten (10) Business Days from the date of such notice;

   (xxi)        if Master Tenant (A) modifies, changes, supplements, alters or amends the Franchise Agreement or (B) surrenders, terminates or cancels the Franchise Agreement, in each of clauses (A) and (B) without Lender’s prior written consent;

   (xxii)       if, without Lender’s prior written consent, (A) the Master Lease is terminated, (B) the ownership, management or control of Master Tenant is transferred, (C) there is a material change in the Master Lease, or (D) Borrower fails to enforce the terms and conditions of the Master Lease in all material respects and Borrower fails to take such action (which may include taking corrective action to cure Master Tenant’s default under the Master Lease) within thirty (30) days after notice from Lender to Borrower to enforce such terms and conditions or take such corrective action;

   (xxiii)     if, without Lender’s prior written consent, (A) the Management Agreement is terminated (and no Replacement Management Agreement has been executed in accordance with the terms and provisions of this Agreement), (B) the ownership, management or Control of an Affiliated Manager is transferred, (C) there is a material change in the Management Agreement, or (D) there occurs a material default by Master Tenant under the Management Agreement if the Manager is not an Affiliated Manager and such default has not been waived by such Manager or cured by Master Tenant;

   (xxiv)      if Reserve Funds disbursed to Borrower (or Master Tenant) in accordance with Section 6.11.3(b) are not promptly remitted to the applicable Governmental Authorities; or

   (xxv)       if Borrower breaches or permits or suffers a breach of the provisions of Section 4.2.17 or there ceases to be valid state and local licenses and permits for the on premise consumption of alcohol that may be utilized in connection with the operation of the Property; provided, however, that the failure to deliver to Lender a copy of an issued state or local liquor license or permit shall not be an Event of Default hereunder unless, after the issuance thereof, Borrower shall have failed to deliver a copy thereof for a period of five (5) Business Days after Lender has given Borrower notice of such failure.

(b)             Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (ix) above, the Debt and all other Obligations of Borrower under the Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

Section 10.2              Remedies.

(a)              Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents.  Without limiting the generality of the foregoing, if an Event of Default is continuing, then to the extent permitted under Legal Requirements (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full.

(b)              During the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect.  Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of the sums secured by the Mortgage and not previously recovered.

(c)              During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder.  Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender.  Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof.  Borrower shall be obligated to pay all costs and expenses incurred in connection with the preparation, execution, recording and filing of the Severed Loan Documents.  The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d)             Any amounts recovered from the Property or any other collateral for the Loan during the existence of an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine, provided that if Lender has not theretofore accelerated the Loan such application shall be without any Yield Maintenance Premium or other prepayment premium.

Section 10.3             Lender’s Right to Perform.  If Borrower fails to perform any covenant or obligation contained in the Loan Documents, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided under any of the Loan Documents or releasing Borrower from any covenant or obligation under the Loan Documents, Lender may, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand, and if not paid shall be added to the Obligations (and to the extent permitted under applicable laws, secured by the Mortgage and the other Loan Documents) and shall bear interest at the Default Rate.  Lender shall have no obligation to send notice to Borrower of any such failure.

Section 10.4             Remedies Cumulative.  The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to the Loan Documents, or existing at law or in equity or otherwise.  Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 10.5          Liquor License Cooperation.  Promptly upon Lender’s request made during the continuance of an Event of Default Borrower shall cause the execution and delivery of (or shall cause Master Tenant to execute and deliver) all such writings necessary for the continued utilization of the existing local and state licenses and permits then maintained in accordance with the Loan Documents at the Property for the sale of alcoholic beverages at the Property until such time as Lender (or its nominee) is able to obtain such local and state licenses and permits in its own name.

ARTICLE 11:  MISCELLANEOUS

Section 11.1          Successors and Assigns; Assignments and Participations.  Except as expressly permitted under Section 8.1, Borrower may not assign, transfer or delegate its rights or obligations under the Loan Documents without Lender’s prior written consent, and any attempted assignment, transfer or delegation without such consent shall be null and void.  Lender may assign, pledge, participate, transfer or delegate, as applicable, to one (1) or more Persons, all or a portion of its rights and obligations under the Loan Documents.  The assigning Lender shall have no further obligations under the Loan Documents in respect of occurrences from and after the date of any such assignment or transfer.  In connection with any such assignment, pledge, participation, transfer or delegation, Lender may disclose to the assignee, pledgee, participant, transferee or delegee or proposed assignee, pledgee, participant, transferee or delegee, as the case may be, any information relating to Borrower or any of its Affiliates or to any aspect of the Loan that has been furnished to Lender by or on behalf of Borrower or any of its Affiliates.  All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 11.2          Lender’s Discretion.  Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove any matter, or any arrangement or term is to be satisfactory to Lender, then, subject to Legal Requirements, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive.  Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove such matter, or to decide whether arrangements or terms are satisfactory or not satisfactory, shall be substituted therefor, which such decision shall be based upon Lender’s determination of Rating Agency criteria (unless Lender has an independent approval right in respect of the matter at issue pursuant to the terms of this Agreement, in which case the discretion afforded to Lender in connection with such independent approval right shall apply instead).

Section 11.3         Governing Law.

(A)      THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND DELIVERED TO LENDER BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE PROPERTY IS LOCATED, OR, IN THE CASE OF COLLATERAL SUBJECT TO THE UNIFORM COMMERCIAL CODE, THE LAW OF THE JURISDICTION THAT GOVERNS SUCH MATTER, AS DETERMINED IN ACCORDANCE WITH THE NEW YORK UNIFORM COMMERCIAL CODE, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B)      ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR IN ANY STATE OR FEDERAL COURT IN THE STATE OF TENNESSEE AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  BORROWER DOES HEREBY AGREE THAT SERVICE OF PROCESS UPON

BORROWER AT ITS NOTICE ADDRESS AS SET FORTH IN SECTION 11.6 OF THIS AGREEMENT (OR SUCH OTHER NEW NOTICE ADDRESS ESTABLISHED BY BORROWER UNDER THIS AGREEMENT) BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING AT THE TIME RECEIVED OR REFUSED BY BORROWER.  NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTIONS.

Section 11.4          Modification, Waiver in Writing.  No modification, amendment, extension, discharge, termination or waiver of any provision of any Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose, for which given.  Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 11.5          Delay Not a Waiver.  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under any Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.  Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 11.6          Notices.

   (a)          All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6.  Any Notice shall be deemed to have been received: (i) three (3) days after the date such Notice is mailed, if sent by registered or certified mail, (ii) on the date of delivery by hand, if delivered during business hours on a Business Day (otherwise on the next Business Day), and (iii) on the next Business Day, if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:                          Ladder Capital Finance I LLC
345 Park Avenue, 8th Floor
New York, New York 10154
Attention: Pamela McCormack

with a copy to:	Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Attention: Corey A. Tessler, Esq.

and with a copy to:	Wells Fargo Bank National Association
Commercial Mortgage Servicing
MAC D1100-090
201 South College Street, 9th Floor
Charlotte, North Carolina 28244-1075
Fax: 704-715-0473
Attention: Domeica White

If to Borrower:	Moody National HP G-Town Holding, LLC
c/o Moody National REIT I, Inc.
6363 Woodway, Suite 110
Houston, TX 77057
Attn: Brett C. Moody and Lisa Bunner

(b)           Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 11.6.  Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery.  Notice for any party may be given by its respective counsel.  Additionally, Notice from Lender may also be given by Servicer and Lender hereby acknowledges and agrees that Borrower shall be entitled to rely on any Notice given by Servicer as if it had been sent by Lender.

Section 11.7            Trial by Jury.  BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 11.8            Headings.  The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.9          Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under any Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.10        Preferences.  With respect to payments received by Lender during the continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder.  To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential or are set aside and are required to be repaid to Borrower or to a trustee, receiver or any other party under any bankruptcy law, federal, state, local or foreign law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 11.11        Waiver of Notice.  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which the Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  To the extent that Borrower may do so under applicable Legal Requirements, Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which the Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 11.12        Remedies of Borrower.  In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under the Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment.  Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 11.13         Expenses; Indemnity.

(a)           Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in the Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender’s ongoing performance of and compliance with all agreements and covenants contained in the Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to the Loan Documents and any other documents or matters requested by Borrower or any Guarantor; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to the Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Property or any other security given for the Loan; and (vi) enforcing any Obligations of or collecting any payments due from Borrower or Guarantor(s) under the Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any Bankruptcy Action; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender, as determined by a final non-appealable judgment of a court of competent jurisdiction.  Any costs due and payable to Lender may be paid, at Lender’s election in its sole discretion, from any amounts in the Cash Management Account.

(b)           Borrower shall indemnify, defend and hold harmless the Lender Indemnified Parties from and against (in each case, except to the extent due to the gross negligence, willful misconduct or bad faith of any Lender Indemnified Party) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any Lender Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Lender Indemnified Party shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Lender Indemnified Party in any manner relating to or arising out of (i) any default or breach by Borrower of its Obligations under, or any material misrepresentation by Borrower contained in, the Loan Documents, (ii) the use or intended use of the proceeds of the Loan, (iii) any materials or information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of the Mortgage, the Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) any failure of the Property to comply with any Legal Requirement; (ix) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against such Lender Indemnified Party with respect thereto; (x) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; and (xi) any indemnification to the Rating Agencies in connection with issuing, monitoring or maintaining the Securities insofar as such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses or disbursements arise out of any untrue statement of any material fact in any materials or information provided by or on behalf of Borrower or arise out of the omission to state a material fact in such materials or information required to be stated therein or necessary in order to make the statements in such materials or information, in light of the circumstances under which they were made, not misleading (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to the Lender Indemnified Parties hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnified Parties, as determined by a final non-appealable judgment of a court of competent jurisdiction.  To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender Indemnified Parties.  The provisions of Section 11.13(a) and this Section 11.13(b) shall survive any payment or prepayment of the Loan and any foreclosure or satisfaction of the Mortgage.

(c)           Borrower hereby agrees to pay for or, if Borrower’s fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of the Loan Documents, and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to obtaining any such consent, approval, waiver or confirmation.

Section 11.14         Schedules Incorporated.  The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 11.15         Offsets, Counterclaims and Defenses.  Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims and defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 11.16         No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)           Borrower and Lender intend that the relationships created under the Loan Documents be solely that of borrower and lender.  Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)           The Loan Documents are solely for the benefit of Borrower and Lender and nothing contained in the Loan Documents shall be deemed to confer upon anyone other than Borrower and Lender (and with respect to a Loan Document to which another Person is party, such other Person) any right to insist upon or to enforce the performance or observance of any of the obligations of either party contained herein or therein.  All conditions to the obligations of Lender to make the Loan (and disburse Reserve Funds) hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or make any disbursement of Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 11.17         Publicity.  All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents or to Lender or any of its Affiliates shall be subject to the prior approval of Lender.

Section 11.18        Waiver of Marshalling of Assets.  To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members or partners, as applicable, and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Obligations without any prior or different resort for collection or of the right of Lender to the payment of the Obligations out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 11.19        Waiver of Offsets/Defenses/Counterclaims.  Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents.  No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 11.20        Conflict; Construction of Documents; Reliance.  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.  Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender not expressly set forth herein.  Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies.  Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 11.21         Brokers and Financial Advisors.

Borrower hereby represents that, except for Moody National Advisor I, LLC (“Broker”), it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement.  Borrower will pay Broker a commission pursuant to a separate agreement.  Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim as a finder or broker by any Person (including Broker), other than a Person directly engaged by Lender in writing, that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein.  The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Obligations.

Section 11.22         Exculpation.

Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the Obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Gross Revenues, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided in this Section 11.22, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Gross Revenues and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents.  The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases or the Collateral Assignment of Subleases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i)            the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity, the Mortgage or any other Loan Document concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in any such document;

(ii)           material physical waste or, after the occurrence and during the continuance of an Event of Default, the removal or disposal of any portion of the Property without replacement in accordance with the Loan Documents;

(iii)          the misapplication, misappropriation or conversion by Borrower or Master Tenant of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, (C) any Gross Revenues (including, without limitation, lease termination payments and any security deposits, advance deposits or any other deposits collected with respect to the Property (including the failure to deliver any such deposits to Lender upon a foreclosure of the Property or an action in lieu thereof, except to the extent any such deposits were applied in accordance with the terms and conditions of the applicable Lease), or (D) Reserve Funds disbursed to or for the benefit of Borrower or Master Tenant in accordance with Section 6.11.3(b);

(iv)          the failure to pay charges for labor or materials or other charges that can create Liens on the Property, to the extent such Liens are not bonded over or discharged in accordance with the Loan Documents and to the extent that Gross Revenues of the Property net of all Cash Flow Requirements (as hereinafter defined) actually paid are sufficient to pay such amounts, provided that the foregoing shall not apply to the extent that during the continuance of a sweep of Excess Cash Flow pursuant to Section 6.9 of this Agreement there are sufficient funds as aforesaid however Lender has not made such funds available to Borrower or Master Tenant to pay the charges described above.  As used in this clause (iv), Cash Flow Requirements, with respect to charges for labor or materials or other charges that can create Liens on the Property, such charges shall only be included in such definition if they are for normal, day-to-day and customary expenses of owning and operating the Property and not for Extraordinary Expenses or Capital Expenditures unless the same have been approved by Lender;

(v)           the failure to pay Taxes, to the extent that the Master Tenant is not timely paying same and to the extent that Gross Revenues of the Property, net of all Cash Flow Requirements actually paid, are sufficient to pay such Taxes, provided that the foregoing shall not apply to the extent that Lender has not paid Taxes to the extent that Tax Funds are held in the Tax Account pursuant to Section 6.3 of this Agreement and provided further that the foregoing shall not apply to the extent that (A) Borrower would otherwise be liable under this subsection (v) and (B) during the continuance of a Cash Trap Period, Lender has not made funds available to Borrower to pay the Taxes described above;

(vi)          the failure to obtain and maintain the fully paid for Policies in accordance with Section 5.1 of this Agreement to the extent that the Master Tenant is not timely paying the Insurance Premiums when due or maintaining the same and to the extent that Gross Revenues of the Property, net of all Cash Flow Requirements actually paid, are sufficient to pay such Insurance Premiums when due, provided that the foregoing shall not apply to the extent that Lender has not paid Insurance Premiums to the extent that Insurance Funds are held in the Insurance Account pursuant to Section 6.4 of this Agreement and provided further that the foregoing shall not apply to the extent that (A) Borrower would otherwise be liable under this subsection (vi) and (B) during the continuance of a  Cash Trap Period, Lender has not made funds available to Borrower to pay the Insurance Premiums described above;

(vii)          the commission of a criminal act by Borrower, Master Tenant or any Guarantor;

(viii)        any exercise by Master Tenant of any right of set-off or abatement with respect to Base Rent (as defined in the Master Lease) as a result of a default by Borrower over which Borrower has control under the Master Lease and to the extent that Gross Revenues of the Property, net of all other Cash Flow Requirements actually paid, are sufficient to pay such amounts as would have been required to be paid by Borrower to avert such setoff or abatement provided that the foregoing shall not apply to the extent that (A) Borrower would otherwise be liable under this subsection (viii) and (B) during the continuance of a sweep of a Cash Trap Period, Lender has not made funds available to Borrower to pay the charges described above;

(ix)           the amendment or modification of the Master Lease without Lender’s prior written consent;

(x)            intentionally omitted;

(xi)           Borrower fails to comply with any representation, warranty or covenant set forth in Sections 3.1.24 or 4.1.15 of this Agreement (unless such breach results in the substantive consolidation of the Borrower in a bankruptcy, insolvency or similar proceeding of any Person as referred to in sub-paragraph (G) of this Section 11.22 below);

(xii)          Intentionally omitted;

(xiii)         in connection with the Loan or the Property (including, without limitation, any Lease), Borrower, Master Tenant, any Guarantor, or any Affiliate of Borrower, Master Tenant or of any Guarantor that is controlled by Guarantor, engages in any action constituting an intentional material misrepresentation or gross negligence; or

(xiv)         the termination, surrender or cancellation of the Franchise Agreement by Master Tenant without Lender’s prior written consent or the termination or cancellation of the Franchise Agreement by Franchisor (as a result of the action or omission of Borrower or Master Tenant) prior to the expiration date of the Franchise Agreement unless such termination or cancellation is solely the result of Master Tenant’s failure to pay the franchise fees and other charges due under the Franchise Agreement and such failure to pay is solely the result of Gross Revenues of the Property, net of all Cash Flow Requirements actually paid, being insufficient to pay such amounts provided that the foregoing shall not apply to the extent that (A) Borrower would otherwise be liable under this subsection (xiv) and (B) during the continuance of a Cash Trap Period, Lender has not made funds available to Borrower to pay the charges described above.

As used herein, the term “Cash Flow Requirements” shall collectively mean all Debt Service for a particular period and any other amounts payable to Lender hereunder or under the other Loan Documents for such period, or otherwise due and payable in respect of the ownership and operation of the Property during such period.

Notwithstanding anything to the contrary contained herein, Borrower shall have no personal liability for losses suffered as a result of (1) the failure to timely pay Taxes, (2) the failure to obtain and maintain fully paid for Policies in accordance with Section 5.1 of this Agreement, (3) the failure to pay for labor or materials or other charges that actually create Liens on the Property or (4) the termination of the Franchise Agreement solely due to the Master Tenant’s failure to pay the franchise fees and other charges due under the Franchise Agreement so long as any such failure to pay arises during the continuance of a Cash Trap Period and Lender has not made funds available to Borrower or Master Tenant to pay the Taxes, Insurance Premiums, charges which result in Liens or franchise fees and other charges due under the Franchise Agreement, as the case may be.

Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents and (B) the Obligations shall be fully recourse to Borrower in the event that any of the following occur:

(A)           in connection with the Loan or the Property (including, without limitation, any Lease), Borrower, Master Tenant, any Guarantor or any Affiliate of Borrower, Master Tenant or of any Guarantor that is controlled by Guarantor, engages in any action constituting fraud or willful misconduct;

(B)           the first Monthly Debt Service Payment under the Note is not paid in full when due;

(C)           Borrower fails to comply with any representation, warranty or covenant set forth in Sections 3.1.24 or 4.1.15 of this Agreement and such failure results in the substantive consolidation of the Borrower in a bankruptcy, insolvency or similar proceeding of any Person;

(D)           Borrower or Master Tenant fails to obtain Lender’s prior consent to any voluntary Lien encumbering the Property or any portion thereof or interest therein, except to the extent expressly permitted by the Loan Documents;

(E)           Borrower or Master Tenant fails to obtain Lender’s prior consent to any voluntary Transfer by Borrower or by any Restricted Party controlled by Borrower or Guarantor, except to the extent expressly permitted by the Loan Documents;

(F)          Borrower or Master Tenant files a voluntary petition under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law;

(G)          an Affiliate, officer, director or representative which controls, directly or indirectly, Borrower or Master Tenant files, or joins in the filing of, an involuntary petition against Borrower and/or Master Tenant under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower and/or Master Tenant from any Person;

(H)          Borrower and/or Master Tenant files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person;

(I)           any Affiliate, officer, director or representative which controls Borrower and/or Master Tenant consents to, or acquiesces in, or joins in, an application (other than by or on behalf of Lender) for the appointment of a custodian, receiver, trustee or examiner for Borrower, Master Tenant or any portion of the Property;

(J)           Borrower or Master Tenant makes an assignment for the benefit of creditors;

(K)          the termination, cancellation, or surrender of the Master Lease, in each case without Lender’s prior written consent; or

(L)           Borrower, Master Tenant or any Guarantor (or any Person comprising Borrower, Master Tenant or any Guarantor), or any Affiliate of any of the foregoing under the control of Borrower, Master Tenant or Guarantor, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Note, the Mortgage, the Guaranty or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan, which is frivolous, brought in bad faith, or wholly without merit (in the case of a defense).

As used in this Section 11.22, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

Section 11.23        Prior Agreements.  The Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including the Application Letter dated February 22, 2013 between Brett Moody and Moody National and Lender, are superseded by the terms of the Loan Documents.

Section 11.24       Servicer.

(a)          At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer and trustee, together with its agents, designees or nominees, collectively, “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under the Loan Documents to the Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement and/or other agreement providing for the servicing of one (1) or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer.  In addition, Borrower shall pay (i) any fees and expenses of Servicer (including, without limitation, attorneys’ fees and disbursements), which fees and expenses may be due and payable on a periodic or continuing basis in accordance with the Servicing Agreement, in connection with any release of the Property, any prepayment, defeasance, assumption, amendment or modification of the Loan, any documents or other matters requested by Borrower or any Guarantor, special servicing or workout of the Loan or enforcement of the Loan Documents, including, without limitation, any liquidation fees that may be due to Servicer under the Servicing Agreement in connection with the exercise of any or all remedies permitted under this Agreement and (ii) the costs of all property inspections and/or appraisals of the Property (or any updates to any existing inspection or appraisal) required under the Servicing Agreement or that a Servicer may otherwise require under the Servicing Agreement (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement).  Without limiting the generality of the foregoing, Servicer shall be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto pursuant to the terms of the Loan Documents.

(b)         Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower and Guarantor(s) under the Loan Documents.

(c)          Provided Borrower shall have received notice from Lender of Servicer’s address, Borrower shall deliver, and cause to be delivered, to Servicer duplicate originals of all notices and other documents and instruments which Borrower and/or Guarantor(s) deliver to Lender pursuant to the Loan Documents.  No delivery of any such notices or other documents shall be of any force or effect unless delivered to Lender and Servicer as provided in this Section 11.24(c).

Section 11.25       Joint and Several Liability.  If more than one Person has executed any of the Loan Documents as “Borrower,” the representations, covenants, warranties and obligations of all such Persons under such Loan Documents shall be joint and several.

Section 11.26       Creation of Security Interest.  Notwithstanding any other provision set forth in the Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under any of the Loan Documents (including, without limitation, payments owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or to secure a borrowing by Lender or its Affiliates from any Person that purchases or funds financial assets.

Section 11.27       Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 11.28       Set-Off.  In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by Legal Requirements, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, but excluding funds held in any trust account), in accordance with Legal Requirements, in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower.  Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.29        Certain Additional Rights of Lender (VCOC).  Notwithstanding anything to the contrary contained in the Loan Documents, Lender shall have:

(a)          the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower, including, but not limited to, with respect to (i) annual operating and capital budgets, (ii) insurance, (iii) material leases and lease forms, (iv) property management and leasing agents and amendments, modifications or termination of any agreements with such agents, and (v) changes in business; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances.  Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times upon reasonable notice;

(b)          the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;

(c)           the right, in accordance with the terms of this Agreement, including, without limitation, Section 4.1.7 hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness; and

(d)          the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Property) and to restrict any financing and/or Indebtedness with respect thereto.

The rights described above in this Section 11.29 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.  As used in this Section 11.29, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:	MOODY NATIONAL HP G-TOWN HOLDING, LLC,
a Delaware limited liability company

	By:	/s/ Brett C. Moody
Name: Brett C. Moody
Title: President

LENDER:	LADDER CAPITAL FINANCE LLC,
a Delaware limited liability company

	By:	/s/ Micah Goodman
Name: Micah Goodman
Title:

[Signature Page to Loan Agreement]

SCHEDULE I

DEFINITIONS

“Account” shall mean an Eligible Account at the Cash Management Bank controlled by Lender.

“Adjusted Operating Expenses” shall mean, for the applicable period, the Operating Expenses incurred during such period using (x) management fees equal to the greater of (i) assumed management fees of three percent (3%) of Gross Revenue and (ii) actual management fees incurred during such period and (y) franchise fees equal to the greater of (i) assumed franchise fees of four percent (4%) of Gross Revenue and (ii) actual franchise fees incurred during such period.

“Administrative Default” shall mean any Event of Default if (i) such Event of Default was inadvertent and not the result of an intentional act or omission of Borrower, Master Tenant or Guarantor and (ii) the existence of such Event of Default has not and will not have a Material Adverse Effect.

“Affiliate” shall mean, as to any Person, any other Person that (i) owns directly or indirectly ten percent (10%) or more of all equity interests in such Person, (ii) is in control of, is controlled by or is under common ownership or control with such Person, (iii) is a director or executive officer of such Person or of an Affiliate of such Person, and/or (iv) is the spouse, issue or parent of such Person.  As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise and the term “controlled” shall have a correlative meaning.

“Affiliated Manager” shall mean any Manager that is an Affiliate of Borrower, Sole Member or Guarantor.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration Threshold” shall mean $250,000.

“Annual Budget” shall mean the operating and capital budget for the Property setting forth, on a month-by-month basis, in reasonable detail, each line item of Master Tenant’s good faith estimate of anticipated Gross Revenue, Operating Expenses and Capital Expenditures for the applicable Fiscal Year.

“Approved Annual Budget” shall have the meaning set forth in Section 4.1.7(e).

“Approved Capital Expenditures” shall mean Capital Expenditures incurred by Borrower or Master Tenant and either (i) included in the Approved Annual Budget or (ii) approved by Lender, which approval shall not be unreasonably withheld or delayed.

“Approved FF&E Expenses” shall mean (i) Approved Capital Expenditures and (ii) FF&E Expenses incurred by Borrower or Master Tenant, which (a) are included in the Approved

Schedule I

Annual Budget for the current calendar month or (b) approved by Lender, which approval shall not be unreasonably withheld or delayed.

“Approved Operating Expenses” shall mean Operating Expenses incurred by Borrower which (i) are included in the Approved Annual Budget for the current calendar month, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to the Property, (iii) are for management fees payable to the Manager (or a Qualified Manager), if any, such amounts not to exceed three percent (3%) of the monthly Gross Revenue, (iv) are for amounts payable by Master Tenant under the Master Lease and reimbursable by Borrower with respect to costs and expenses relating to the operation of the Property, (v) are for franchise fees payable to Franchisor (or a Replacement Franchisor) under the Franchise Agreement (or a Replacement Franchise Agreement such amounts not to exceed four percent (4%) of the monthly Gross Revenue, or (v) have otherwise been approved by Lender.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean Assignment of Management Agreement and Subordination of Management Fees into by Borrower and Manager in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Action” shall mean with respect to any Person (i) such Person filing a voluntary petition under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law; (ii) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (iii) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (iv) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (v) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Borrower” shall have the meaning set forth in the Recitals to this Agreement.

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“Borrower Excess Cash Flow” shall have the meaning set forth in Section 6.11.1(c).

“Borrower Excess Cash Flow Account” shall have the meaning set forth in Section 6.9.

“Borrower Excess Cash Flow Funds” shall have the meaning set forth in Section 6.9.

“Broker” shall have the meaning set forth in Section 11.21.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, (iii) the state where the Property is located or (iv) the state where the servicing offices of Servicer are located.

“Capital Expenditures” for any period shall mean amounts expended for replacements and alterations to the Property (excluding tenant improvements) and required to be capitalized according to GAAP.

“Cash Management Account” shall have the meaning set forth in Section 6.1.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, among Borrower, Lender, Master Tenant and Cash Management Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Management Bank” shall mean Wells Fargo Bank, N.A. and any successor Eligible Institution thereto.

“Cash Trap Event” shall mean (i) the occurrence of an Event of Default, (ii) the occurrence of an event of default under the Franchise Agreement that gives Franchisor the right to terminate the Franchise Agreement and Franchisor has delivered notice of such event of default, (iii) the occurrence of an event of default under the Management Agreement that gives Manager the right to terminate the Management Agreement and Manager has delivered notice of such event of default, or (iv) the date on which the Debt Service Coverage Ratio for the preceding twelve (12) month period is less than 1.20 to 1.00.

“Cash Trap Period” shall commence on the occurrence of a Cash Trap Event and will end (i) upon payment and performance in full of all Obligations, or (ii) solely with regard to a Cash Trap Period commencing due to clause (ii) or (iii) of the definition of “Cash Trap Event”, if (A) no Event of Default has occurred or is then in effect and (B) the Cash Trap Event giving rise to such Cash Trap Period has been cured and the Franchisor or Manager, as applicable, has confirmed that the event of default giving rise to the Cash Trap Event has been cured or waived, and (C) no other Cash Trap Period is then continuing, or (iii), solely with regard to a Cash Trap Period commencing due to clause (iv) of the definition of “Cash Trap Event”, if (A) no Event of Default has occurred and is continuing, and (B) for a period of two (2) consecutive calendar quarters subsequent to the commencement of such Cash Trap Period, the Debt Service Coverage Ratio for the preceding twelve (12) month period is at least equal to 1.25:1.0 (and no other Cash Trap Period is then continuing).  Any termination of a Cash Trap Period in connection with the preceding sentence shall occur on the next succeeding Monthly Payment Date, or (iv) solely with

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regard to a Cash Trap Period commencing due to clause (i) of the definition of “Cash Trap Event”, (A) the Event of Default giving rise to such Cash Trap Period has been cured and (1) Lender has accepted such cure, in Lender’s sole discretion or (2) such Event of Default has been waived in writing by Lender (in Lender’s sole discretion) or (3) solely if such Event of Default is an Administrative Default, the condition underlying such Administrative Default is cured and has been cured for a period of at least six (6) months, and in the case of each of the foregoing clauses (1), (2) and (3), Lender shall not have exercised any of its rights to accelerate the Loan, moved to appoint a receiver or commenced a foreclosure action or exercised any other remedies available to it under this Agreement, and (B) no other Cash Trap Period is then continuing.  Lender shall be under no obligation to terminate a Sweep Period commencing due to clause (i) of the definition of “Cash Trap Event” more than three (3) times during the Term except upon the Loan, and all other obligations under the Loan Documents having been repaid in full.

“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

“Casualty and Condemnation Account” shall have the meaning set forth in the Cash Management Agreement.

“Casualty Consultant” shall have the meaning set forth in Section 5.3.2(c).

“Casualty Retainage” shall have the meaning set forth in Section 5.3.2(d).

“Clearing Account” shall have the meaning set forth in Section 6.1.

“Clearing Account Agreement” shall mean the Deposit Account Control Agreement, or other similar agreement, to be entered into by and among Borrower, Master Tenant, Lender, and Clearing Bank in accordance with the terms of the Loan Documents, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Clearing Bank” shall have the meaning set forth in Section 6.1.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral Assignment of Subleases” shall mean that certain Collateral Assignment of Assignment of Leases and Rents and Security Agreement, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Comfort Letter” shall mean that certain comfort letter, dated as of April 8, 2013, among Lender, Franchisor and Master Tenant, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“CPI” shall mean the Consumer Price Index, as published by the United States Department of Labor, Bureau of Labor Statistics for the region in which the Property is located or any substitute index hereafter adopted by the United States Department of Labor.

“Credit Card Companies” shall mean each of the banks, issuers, processors, credit card companies or other entities with which the Master Tenant, or Manager has entered into merchant’s or other credit card or similar agreements with respect to the processing of charge card, credit card, debit card or comparable forms of payment, including, without limitation, each of the banks, issuers, processors or credit card companies to which the Master Tenant or Manager has delivered a “Direction Letter” substantially in the form attached to the Cash Management Agreement as Exhibit A.

“Debt” shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium, if applicable) due to Lender in respect of the Loan under the Loan Documents.

“Debt Service” shall mean, with respect to any particular period of time, the aggregate amount of scheduled principal and interest payments due and payable under the Note during such period.

“Debt Service Account” shall have the meaning set forth in the Cash Management Agreement.

                “Debt Service Coverage Ratio” shall mean with respect to any particular period, the ratio, as determined by Lender, in which, as of any date of determination by Lender:

(i) the numerator is the Underwritten Net Cash Flow for such period as determined by Lender; and

(ii) the denominator is the Debt Service due and payable during such period.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) five percent (5%) above the Interest Rate.

“Defeasance” shall have the meaning set forth in Section 2.6.1.

“Defeasance Collateral” shall have the meaning set forth in Section 2.6.1(c)(i).

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“Defeasance Security Agreement” shall have the meaning set forth in Section 2.6.1(c)(ii).

“Disclosure Document” shall mean, collectively, any written materials used or provided to any prospective investors and/or NRSROs in connection with any public offering or private placement in connection with a Securitization, including, but not limited to, any preliminary or final offering circular, prospectus, prospectus supplement, free writing prospectus, private placement memorandum or other offering documents, marketing materials or information.

“Easements” shall have the meaning set forth in Section 3.1.12.

“Eligible Account” shall have the meaning set forth in the Cash Management Agreement.

“Eligible Institution” shall have the meaning set forth in the Cash Management Agreement.

“Embargoed Person” shall have the meaning set forth in Section 4.2.16.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Equipment” shall have the meaning set forth in the granting clause of the Mortgage.

“ERISA” shall have the meaning set forth in Section 4.2.13.

“Event of Default” shall have the meaning set forth in Section 10.1.

“Excess Cash Flow” shall mean, collectively, the Borrower Excess Cash Flow and the Master Tenant Excess Cash Flow.

“Excess Cash Flow Account” shall mean, collectively, the Borrower Excess Cash Flow Account and the Master Tenant Excess Cash Flow Account.

“Excess Cash Flow Funds” shall mean, collectively, the Borrower Excess Cash Flow and the Master Tenant Excess Cash Flow.

“Exchange Act” shall have the meaning set forth in Section 9.2(a).

“Exchange Act Filing” shall mean a filing pursuant to the Exchange Act in connection with or relating to a Securitization.

“Extraordinary Expense” shall have the meaning set forth in Section 4.1.7(e).

“FF&E Expenses”  shall mean  expenses that are for fixtures, furnishings, equipment, furniture, and other items of tangible personal property now or hereafter located in or on the Property or the Improvements or used in connection with the use, occupancy, operation and

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maintenance of all or any part of the hotel located on the Property, other than stocks of food and other supplies held for consumption in normal operation but including, without limitation, appliances, machinery, equipment, signs, artwork, office furnishings and equipment, guest room furnishings, and specialized equipment for kitchens, laundries, bars, restaurant, public rooms, health and recreational facilities, linens, dishware, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials; reservation system computer and related equipment; all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; and the Vehicles (as defined in the Uniform System of Accounts).

“FF&E Reserve Account” shall have the meaning set forth in Section 6.5.1.

“FF&E Reserve Funds” shall have the meaning set forth in Section 6.5.1.

“FF&E Work” shall have the meaning set forth in Section 6.5.1.

“Final Member” shall have the meaning set forth in clause (b)(viii) of Schedule III attached hereto.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.

“Fitch” shall mean Fitch IBCA, Inc.

“Franchise Agreement” shall mean that certain Franchise Agreement, dated as of April 9, 2013, between Master Tenant and Franchisor, as supplemented by that certain letter agreement, dated April 9, 2013, between Master Tenant and Franchisor, as the same may be amended or modified from time to time in accordance with the terms and provisions of this Agreement, or, if the context requires, the Replacement Franchise Agreement executed in accordance with the terms and provisions of this Agreement.

“Franchisor” shall mean HYATT PLACE FRANCHISING, L.L.C., a Delaware limited liability company, or if the context requires, a Qualified Franchisor.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Government Lists” shall have the meaning set forth in Section 4.2.16(b).

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“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city, foreign or otherwise) whether now or hereafter in existence.

“Gross Revenue” shall mean all revenue, including, without limitation, Rents, derived from the ownership and operation of the Property from whatever source.

“Guarantor” shall collectively mean Brett C. Moody, a natural person.

“Guaranty” shall mean that certain Guaranty of Recourse Obligations, dated as of the date hereof, from Brett C. Moody, for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hotel Transactions” collectively, (i) occupancy arrangements for customary hotel transactions in the ordinary course of Borrower’s business conducted at the hotel located at any Property, including nightly rentals (or licensing) of individual hotel rooms or suites, banquet room use and food and beverage services and (ii) informational or guest services which are terminable on one month’s notice or less without cause and without penalty or premium, including co-marketing, promotional services and outsourced services.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Indemnified Liabilities” shall have the meaning set forth in Section 11.13(b).

“Indemnified Persons” shall have the meaning set forth in Section 9.2(b).

“Insolvency Opinion” shall mean any bankruptcy non-consolidation opinion letter delivered to Lender after the closing of the Loan pursuant to the terms and conditions of the Loan Documents.

“Insurance Account” shall have the meaning set forth in Section 6.4.1.

“Insurance Funds” shall have the meaning set forth in Section 6.4.1.

“Insurance Premiums” shall have the meaning set forth in Section 5.1.1(b).

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“Insurance Proceeds” shall mean all payments from any insurance company payable as a result of the Policies required by Article 5 hereof or any other insurance policy covering the Property and/or Borrower.

“Interest Period” shall have the meaning set forth in Section 2.3.1.

“Interest Rate” shall mean a rate of four and three-tenths percent (4.30%) per annum.

“Inventory”  as defined in the UCC, and including items which would be entered on a balance sheet under the line items for “Inventories” or “china, glassware, silver, linen and uniforms” under Uniform System of Accounts.

“Key Principal” shall mean Brett C. Moody, with respect to Master Tenant and Borrower, and any Replacement Guarantor.

“Lease” shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) other than a Hotel Transaction pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, demands and injunctions of Governmental Authorities affecting the Loan, any Secondary Market Transaction with respect to the Loan, Borrower, Guarantor(s) or the Property or any part thereof or the ownership, construction, alteration, use, management or operation of the Property or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Securities Act, the Exchange Act, Regulation AB, the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws and the Americans with Disabilities Act of 1990, the rules and regulations promulgated pursuant to any of the foregoing, and all permits, licenses and authorizations relating thereto, and all covenants, agreements, restrictions and encumbrances relating to the Property contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, any Guarantor or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof or (ii) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the Recitals to this Agreement.

“Lender Indemnified Parties” shall mean Lender and any designee of Lender, any Affiliate of Lender that has filed any registration statement relating to a Securitization or has acted as the issuer, sponsor, depositor or seller in connection with such Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in a Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issues in a Securitization, each Person who controls (within the meaning

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of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Person, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the Lien created by the Loan Documents is or will be recorded or filed, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), any Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure thereof, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business, as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, participants, successors and assigns of any and all of the foregoing.

“Letter of Credit” shall mean an irrevocable, unconditional, transferable (without the payment of more than a nominal transfer fee), clean, evergreen (or not expiring until at least thirty (30) Business Days after the Stated Maturity Date) sight draft letter of credit acceptable to Lender and the Rating Agencies in favor of Lender and entitling Lender to draw thereon in New York, New York based solely on a statement purportedly executed by an officer of Lender stating that it has the right to draw thereon issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution and with respect to which Borrower has no reimbursement obligation.  The evergreen clause of each Letter of Credit shall provide that the expiration date of such Letter of Credit shall automatically extend (i.e., without requiring a consent, approval, amendment or other modification) for additional periods from the current or each future expiration date unless the issuing bank provides Lender and Servicer with written notice that such Letter of Credit will not be renewed at least sixty (60) days, and not more than ninety (90) days, prior to the date on which the outstanding Letter of Credit is scheduled to expire.  Lender shall have the right immediately to draw down any Letter of Credit in full and hold the proceeds of such draw in the same manner as funds deposited in the Reserve Funds (i) if at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, (ii) with respect to an evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire, (iii) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire, (iv) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided prior to such termination), or (v) during the continuance of an Event of Default.  Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of any of the foregoing events and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

“Liabilities” shall have the meaning set forth in Section 9.2(b).

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“Lien” shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer for security of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of the Property or any interest therein, or any direct or indirect interest in Borrower or Sole Member, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan in the original principal amount of Seven Million Eight Hundred Thousand and No/100 Dollars ($7,800,000.00) made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Collateral Assignment of Subleases, the Cash Management Agreement, the Clearing Account Agreement, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Master Lease Subordination Agreement, the Comfort Letter and any other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender and pursuant to which any Person incurs or assumes an obligation to or in favor of Lender in connection with the Loan.

“Major Contract” shall mean (i) any management, brokerage or leasing agreement or (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes to include contracts in excess of $50,000.00 or which extend beyond one year (unless cancelable on thirty (30) days or less notice)), in either case relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of the Property, whether written or oral which Borrower is a Party to or which are binding upon Borrower by assignment.

“Management Agreement” shall initially mean that certain Hotel Management Agreement, dated as of the Closing Date, between Master Tenant and Manager, as the same may be amended or modified from time to time in accordance with the terms and provisions of this Agreement, or, if the context requires, a Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement, pursuant to which Manager is to provide management and other services with respect to the Property.

“Manager” shall initially mean Moody National Hospitality Management LLC, a Texas limited liability company or, if the context requires, a Qualified Manager.

“Master Lease” shall mean that certain Master Lease Agreement, dated as of the Closing Date, between Borrower, as landlord and Master Tenant, as tenant, as the same has been or may be amended. modified and supplemented from time to time in accordance with the terms hereof.

“Master Lease Subordination Agreement” shall mean that certain Master Lease Agreement Subordination and Attornment Agreement, dated as of the date hereof, between Borrower, Master Tenant and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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“Master Tenant” shall mean MOODY NATIONAL HP G-TOWN MT, LLC, a Delaware limited liability company, together with its successors and permitted assigns under the Master Lease.

“Master Tenant Excess Cash Flow” shall have the meaning set forth in Section 6.11.1(c).

“Master Tenant Excess Cash Flow Account” shall have the meaning set forth in Section 6.9.

“Master Tenant Excess Cash Flow Funds” shall have the meaning set forth in Section 6.9.

“Material Action” means, with respect to any Person, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal, state, local or foreign law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing such Person’s inability to pay its debts generally as they become due, or declare or effectuate a moratorium on the payment of any obligation other then pursuant to a subordination agreement entered into in accordance with the Loan Documents, or take action in furtherance of any such action.

“Material Adverse Effect” shall mean any material adverse effect upon (i) the business operations, economic performance, assets, condition (financial or otherwise), equity, contingent liabilities, prospects, material agreements or results of operations of Borrower, Sole Member, Guarantor or the Property, (ii) the ability of Borrower or Guarantor to perform their respective obligations under any of the Loan Documents, (iii) the enforceability or validity of any of the Loan Documents, the perfection or priority of any Lien created under any of the Loan Documents or the rights, interests or remedies of Lender under any of the Loan Documents, or (iv) the value, use operation of, or cash flows from, the Property.

“Material Alteration” shall have the meaning set forth in Section 4.1.11.

“Maturity Date” shall mean the date on which the final payment of principal of the Note becomes due and payable as herein and therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Minimum Disbursement Amount” shall mean Twenty-Five Thousand and No/100 Dollars ($25,000.00).

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“Monthly Debt Service Payment” shall have the meaning set forth in Section 2.3.1.

“Monthly FF&E Amount” shall have the meaning set forth in Section 6.5.1.

“Monthly Payment Date” shall mean the sixth (6th) day of every calendar month occurring during the Term commencing with June 6, 2013.

“Moody REIT” shall mean Moody National REIT I, Inc., a Maryland corporation.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean that certain first priority Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

 “Net Operating Income” shall mean, for the period in question, the amount obtained by subtracting Operating Expenses for such period from Gross Revenue for such corresponding period.

“Net Proceeds” shall mean: (i) the net amount of all Insurance Proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including reasonable attorneys’ fees and costs), if any, in collecting such Insurance Proceeds or (ii) the net amount of the Award payable as a result of any Condemnation of the Property, after deduction of reasonable costs and expenses (including reasonable attorneys’ fees and costs), if any, in collecting such Award.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 5.3.2(f).

“Note” shall have the meaning set forth in Section 2.1.2.

“Notice” shall have the meaning set forth in Section 11.6.

“NRSRO” shall mean any credit rating agency that has elected to be treated as a nationally-recognized statistical rating agency for purposes of the Exchange Act irrespective of whether or not such credit rating agency has been engaged by Lender or another Indemnified Person to rate any of the Securities issued in connection with a Securitization of the Loan or any portion thereof.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

“OFAC” shall have the meaning set forth in Section 4.2.16(b).

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower (or Master Tenant, as applicable) which is signed by an authorized senior officer of Borrower (or Master Tenant, as the case may be).

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“Open Prepayment Date” shall mean the date which is the Monthly Payment Date occurring three (3) months prior to the Stated Maturity Date.

“Operating Agreements” shall mean any covenants, restrictions or agreements of record relating to the construction, operation or use of the Property other than Leases.

“Operating Expense Account” shall have the meaning set forth in Section 6.8

“Operating Expense Funds” shall have the meaning set forth in Section 6.8.

“Operating Expenses” shall mean all costs and expenses of operating, maintaining, directing, managing and supervising the Property, including all costs and expenses relating to (i) food & beverage sales, (ii) rooms sales, (iii) all other goods and services sold or provided at the Property, (iv) repairs and maintenance, (v) insurance, (vi) real estate taxes, (vii) general and administrative expenses, (viii) advertising, sales and marketing expenses, (ix) reservation systems, (x) management fees, (xi) franchise fees, (xii) equipment lease expenses, (xii) utilities, and (xiii) all costs and expenses of owning, maintaining, conducting, directing, managing and supervising the operation of the Property to the extent such costs and expenses are not included above but excluding actual Capital Expenditures, FF&E Expenses, depreciation, amortization, Debt Service and deposits required to be made to the Reserve Funds.

 “Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Obligations” shall mean (i) the performance of all obligations of Borrower contained herein; (ii) the performance of each obligation of Borrower contained in the Note or any other Loan Document; and (iii) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Document.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

“Patriot Act Offense” shall have the meaning set forth in Section 4.2.16(b).

“Payment Differential” shall mean, as of any Tender Date, an amount equal to (i) the Interest Rate minus the Reinvestment Yield as of such Tender Date, divided by (ii) 12, and multiplied by (iii) the Outstanding Principal Balance (or the portion thereof being prepaid) on such Tender Date, provided that the Payment Differential shall in no event be less than zero.

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“Permitted Encumbrances” shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all encumbrances and other matters disclosed in the Title Insurance Policy and otherwise acceptable to Lender in its sole discretion, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, (iv) any workers’, mechanics’ or similar Liens on the Property provided any such Lien is discharged or bonded in accordance with Section 3.6 of the Mortgage, and (v) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Indebtedness” shall have the meaning set forth in clause (d) of Schedule III attached hereto

“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.

“Permitted REIT Transfer” shall have the meaning set forth in Section 8.2.2 hereof.

“Permitted Transferee” shall mean a corporation, partnership (including a limited or limited liability limited partnership) or limited liability company that satisfies the following conditions: (i) such transferee and Transferee’s Principals shall be acceptable to Lender, which determination shall be based upon, inter alia, (a) such transferee and Transferee’s Principals having an aggregate net worth and liquidity reasonably satisfactory to Lender, (b) Lender’s receipt of searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) reasonably required by Lender on such transferee and Transferee’s Principals, the results of which must be reasonably acceptable to Lender, and (c) such transferee and Transferee’s Principals otherwise satisfying Lender’s then current applicable underwriting criteria and requirements, and (ii) such transferee shall qualify as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies, and (iii) such transferee, together with Transferee’s Principals, shall be an experienced operator and/or owner of properties similar in location, size, class, use, operation and value as the Property, as evidenced by financial statements and other information reasonably requested by Lender or requested by the Rating Agencies.

“Permitted Transfers” shall mean any Transfer permitted under Section 8.2 of this Agreement.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, real estate investment trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Policies” shall have the meaning set forth in Section 5.1.1(b).

“Property” shall mean the parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, all as more particularly described in the granting clause of the Mortgage.

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“Qualified Franchisor” shall mean either (a) Franchisor or (b) in the judgment of Lender, a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Property; provided that (1) prior to a Secondary Market Transaction, Borrower shall have obtained the prior written consent of Lender for such Person and (2) after a Secondary Market Transaction, in addition to Lender’s consent, Borrower shall have obtained a Rating Agency Confirmation with respect to such franchisor.

“Qualified Manager” shall mean any property manager that (1) is an experienced and reputable management organization possessing experience in managing properties similar in size, type and value to the Property, and is approved by Lender in its reasonable discretion (and acceptable to any applicable Franchisor under an in place Franchise Agreement), and (2) at Lender’s option, Borrower shall have obtained a Rating Agency Confirmation from each Rating Agency with respect to such property manager.

“Rating Agencies” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s, Fitch, DBRS, Inc. and Morningstar Credit Ratings, LLC or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities.

“Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion; provided, however, if (i) a Securitization has not occurred or (ii) a Securitization has occurred but any Rating Agency, within the period of time provided in the Securitization’s pooling and servicing agreement (or similar agreement), has not responded to the request for a Rating Agency Confirmation or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then, Lender’s written approval shall be required in lieu of a Rating Agency Confirmation from such Rating Agency, which such approval shall be based on Lender’s good faith determination of whether such Rating Agency would issue a Rating Agency Confirmation (unless Lender has an independent approval right in respect of the matter at issue pursuant to the terms of this Agreement, in which case the discretion afforded to Lender in connection with such independent approval right shall apply instead).

“Reinvestment Yield” shall mean, as of any Tender Date, an amount equal to the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the Stated Maturity Date, or if no such U.S. Obligations issue is available, then the interpolated yield on the two (2) U.S. Obligations issues (primary issues) with maturity dates (one (1) prior to and one (1) following) that are closest to the Stated Maturity Date or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the Debt, or if no such U.S. Obligations are available, then the interpolated yield on the two (2) U.S. Obligations issues (primary issues) with terms (one (1) prior to and one (1) following) that are closest to the remaining average life of the Debt, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the Tender Date (or, if such bid price is not

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published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such regulation may be amended from time to time.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note or any interest therein.

“Rents” shall mean all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, all revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, parking charges, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager or any of their agents or employees or any operator or manager of the hotel or the commercial space located in the Improvements at any Property or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales, and proceeds, if any, from business interruption or other loss of income insurance, but only to the extent Lender elects to treat such Insurance Proceeds as business or rental interruption Insurance Proceeds.

“Replacement Franchise Agreement” shall mean a franchise, trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement shall be acceptable to Lender in form and substance, provided, Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation with respect to such replacement franchise, trademark or license agreement.

“Replacement Management Agreement” shall mean, (a) a management agreement with a Qualified Manager which is reasonably acceptable to Lender in form and substance, provided that, Lender, at its option, may require that Borrower obtain a Rating Agency Confirmation from each Rating Agency with respect to each such management agreement; and (b) an assignment of management agreement and subordination of management fees which is reasonably acceptable to Lender in form and substance, executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Required Repairs” shall have the meaning set forth in Section 4.1.23.

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“Reserve Disbursement Conditions” shall mean (i) Borrower shall have submitted a request for payment to Lender at least ten (10) days prior to the date on which Borrower has requested such payment be made, which request specifies the Approved FF&E Expenses, to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, and (iii) Lender shall have received (a) an Officer’s Certificate from Borrower (1) in the case of a requested disbursement of FF&E Reserve Funds, stating that the items to be funded by the requested disbursement are Approved FF&E Expenses, and a description thereof, (2) stating that all Approved FF&E Expenses to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (3) identifying each Person that supplied materials or labor in connection with the Approved FF&E Expenses to be funded by the requested disbursement, (4) stating that each such Person has been paid in full or will be paid in full upon such disbursement, (5) stating that the FF&E Work to be funded have not been the subject of a previous disbursement of FF&E Reserve Funds, (6) stating that all previous disbursements of FF&E Reserve Funds have been used to pay the previously identified FF&E Work, and (7) stating that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (b) a copy of any license, permit or other approval by any Governmental Authority required in connection with the FF&E, and not previously delivered to Lender, (c) lien waivers (which may be conditioned upon payment of the requested disbursement) or other evidence of payment satisfactory to Lender, (d) at Lender’s option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, (e) at Lender’s option, if the cost of the FF&E Work exceeds $50,000.00, a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of the FF&E Work, and (f) such other evidence as Lender shall reasonably request to demonstrate that the Approved FF&E Expenses, to be funded by the requested disbursement have been completed (in the case of Approved FF&E Expenses) and are paid for or will be paid upon such disbursement to Borrower.

“Reserve Funds” shall mean, collectively, all funds deposited by Borrower with Lender or Cash Management Bank pursuant to Article 6 of this Agreement, including, but not limited to,  the Insurance Funds, the Tax Funds, the Operating Expense Funds, the FF&E Reserve Funds, the Seasonality Reserve Funds, the Excess Cash Flow Funds, any other escrow or reserve fund established by the Loan Documents and such other amounts deposited by or on behalf of Borrower with Lender as security for the Loan pursuant to the Loan Documents.

“Restoration” shall have the meaning set forth in Section 5.2.1.

“Restoration Threshold” shall mean five percent (5%) of the Outstanding Principal Balance.

“Restricted Party” shall mean, collectively, Borrower, Master Tenant, any Affiliated Manager, Guarantor, Moody National HP G-Town MT, Inc., a Delaware corporation, Moody National Operating Partnership I, L.P., a Delaware limited partnership, the Moody REIT and Moody National LPOP I, LLC, a Delaware limited liability company.

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“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Satisfactory Replacement Guarantor” shall have the meaning set forth in Section 8.3.

“Seasonality Reserve Account” shall have the meaning set forth in Section 6.6.1.

“Seasonality Reserve Funds” shall have the meaning set forth in Section 6.6.1.

“Seasonality Reserve Target” shall mean Thirty-Two Thousand and No/ 100 Dollars ($32,000.00), as the same may be adjusted upward or downward in accordance with Section 6.6 hereof.

“Secondary Market Transaction” shall have the meaning set forth in Section 9.1(a).

“Securities” shall have the meaning set forth in Section 9.1(a).

“Securities Act” shall have the meaning set forth in Section 9.2(a).

“Securitization” shall have the meaning set forth in Section 9.1(a).

“Servicer” shall have the meaning set forth in Section 11.24.

“Servicing Agreement” shall have the meaning set forth in Section 11.24.

“Severed Loan Documents” shall have the meaning set forth in Section 10.2(c).

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“Sole Member” shall mean Moody National Operating Partnership, L.P., a Delaware limited partnership, with respect to Borrower, and Moody National HP G-Town MT, Inc., a Delaware corporation, with respect to Master Tenant.

“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.

“Stated Maturity Date” shall mean May 6, 2023.

“Substitution” shall have the meaning set forth in Section 8.3.

“Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

“Tax Account” shall have the meaning set forth in Section 6.3.1.

“Tax Funds” shall have the meaning set forth in Section 6.3.1.

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“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

“Tender Date” shall mean the date of any prepayment of the Loan contemplated under Sections 2.4.1, 2.4.2 or 2.4.3 hereof.

“Term” shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents other than surviving indemnity obligations under which no claim is then pending (which shall nevertheless survive).

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the Lien of the Mortgage.

“Transfer” shall have the meaning set forth in Section 4.2.1.

“Transferee’s Principals” shall mean, with respect to any proposed transferee, such transferee’s shareholders, partners, members or non-member managers that, directly or indirectly, (i) own ten percent (10%) or more of the legal, beneficial or economic interests in such Transferee or (ii) are in control of such Transferee.  As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise and the term “controlled” shall have a correlative meaning.

“Trustee” shall mean any trustee holding the Loan in a Securitization.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

“Underwritten Gross Revenue” shall mean all ordinary Gross Revenue, including, but not limited to, income from the rental of rooms at the Property, Rents, service fees or charges, license fees and parking fees, but excluding (i) payments or income received by Borrower in connection with any extraordinary event, (ii) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, including, but not limited to, any federal, state and municipal excise, sales, use or other taxes collected directly from patrons or guests of the Property as a part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes, (iii) refunds of amounts not included in Operating Expenses at any time and uncollectible accounts, (iv) sales of furniture, fixtures and equipment and any other income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of the Property operation, (v) Insurance Proceeds (other than business or rental interruption or other

21

loss of income insurance applicable to the period under consideration (including Insurance Proceeds that Lender elects to treat as business or rental interruption Insurance Proceeds pursuant to Section 5.2.3)), (vi) Awards, (vii) security deposits, utility and other similar deposits, (viii) any disbursements to Borrower from the Reserve Funds, (ix) interest on credit accounts, (x) gross receipts received by lessees, licensees or concessionaires of the Property; (xi) consideration received at the Property for hotel accommodations, goods and services to be provided at other hotels, although arranged by, for or on behalf of Borrower or Master Tenant; (xii)  gratuities collected by the Property employees (xiii) the proceeds of any financing; (xiv) other income or proceeds resulting other than from the use or occupancy of the Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Property in the ordinary course of business; and (xv)  any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues.

“Underwritten Net Cash Flow” shall mean, for any period: (i) Underwritten Gross Revenue for such period, less (ii)(a) Adjusted Operating Expenses for such period and (b) FF&E Funds contributions for such period equal to the greater of (x) assumed FF&E Funds contributions in an annual amount equal to four percent (4.0)% of Gross Revenues and (y) the actual FF&E Funds contributions required for such period.

“Updated Information” shall have the meaning set forth in Section 9.1(b)(i).

“Uniform System of Accounts” shall mean the Uniform System of Accounts for the Lodging Industry, 9th edition (or most current edition adopted by Borrower).

“U.S. Obligations” shall mean securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption or (ii) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), as amended, which (a) will not result in a reduction, downgrade or withdrawal of the ratings for the Securities or any class thereof issued in connection with a Securitization, (b) are then outstanding, and (c) are then being generally accepted by the Rating Agencies without any reduction, downgrade or withdrawal of the ratings for the Securities or any class thereof issued in connection with a Securitization.

“U.S. Person” shall mean any Person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any state, commonwealth or district thereof, or (iii) any estate or trust that is subject to United States federal income taxation, regardless of the source of its income.

“Yield Maintenance Premium” shall mean, as of any Tender Date, an amount equal to the present value of a series of payments, each equal to the Payment Differential as of such Tender Date and payable on each Monthly Payment Date over the remaining original term of the Note until the Stated Maturity Date and on the Stated Maturity Date, discounted at the Reinvestment Yield as of such Tender Date for the number of months remaining from such Tender Date to each Monthly Payment Date until the Stated Maturity Date.

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SCHEDULE II

INTENTIONALLY OMITTED

Schedule II

SCHEDULE III

(a)           “Special Purpose Entity” shall mean (x) with respect to Borrower, a corporation, limited partnership, or limited liability company, that, at all times on and after the date hereof, has complied with and shall at all times comply with the following requirements and (y) with respect to Master Tenant, an entity that, at all times on and after the date hereof, has complied with and shall at all times comply with paragraphs (i), (ii) and (iii) below, unless (A) prior consent to do otherwise from Lender or Servicer has been granted and (B) following a Securitization of the Loan, the applicable Rating Agencies have issued a Rating Agency Confirmation with respect to such failure to comply:

(i)            is and shall be organized solely for the purpose of (A) in the case of the Borrower, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, entering into and performing its obligations under the Loan Documents with Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (B) in the case of Master Tenant, acting as lessee of the Property pursuant to the Master Lease;

(ii)           has not engaged and shall not engage in any business unrelated to (A) in the case of the Borrower, the acquisition, development, ownership, management or operation of the Property, or (B) in the case of Master Tenant, acting as lessee of the Property pursuant to the Master Lease;

(iii)          does not have, shall not have and at no time had any assets other than (A) in the case of the Borrower, the Property and personal property necessary or incidental to its ownership and operation of the Property, and (B) in the case of Master Tenant, those assets necessary or incidental to perform its business purpose as stated herein;

(iv)          has not engaged in, sought, consented to or permitted and shall not engage in, seek, consent to or permit (A) any dissolution, winding up, liquidation, consolidation or merger, (B) any sale or other transfer of all or substantially all of its assets, except as permitted by the Loan Documents;

(v)           shall not, without the prior written consent of Lender, cause, consent to or permit any amendment, modification or change of Borrower’s organizational documents with respect to the matters set forth in this definition;

(vi)           if such entity is a single-member limited liability company, (A) has and shall have organizational documents that provide that such limited liability company shall not take any Material Action unless 100% of the directors, managers and members shall have consented in writing to such Material Action, and (B) has and shall have organizational documents that provide that such limited liability company shall have either (1) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (2) two natural persons or one entity that is not a

Schedule III

member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company (either of the foregoing, a “Special Member”);

(vii)          except with the prior written consent of Lender or otherwise expressly permitted under the Loan Agreement, has not and shall not (and, if such entity is (a) a limited liability company, has and shall have a limited liability agreement or an operating agreement, as applicable that provides that such entity shall not) (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets; (3) amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (4) in the case of Borrower without the affirmative vote of all other directors, members or managers of Borrower: (A) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding, institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally, file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings; (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the entity or a substantial portion of its property; (C) make an assignment for the benefit of the creditors of the entity; or (D) take any action in furtherance of any of the foregoing;

(viii)        has not failed and shall not fail to correct any known misunderstanding regarding the separate identity of such entity and has not identified and shall not identify itself as a division of any other Person;

(ix)           has maintained and shall maintain its books of account, books and records, and bank accounts (subject to clause (xi) below) separate from those of any other Person and, to the extent that it is required to file tax returns under applicable law, has filed and shall file its own tax returns, except to the extent that it legally files consolidated tax returns with another Person if it is a corporation, has not filed and shall not file a consolidated federal income tax return with any other corporation, except to the extent that it is required by law to file consolidated tax returns, or to the extent that Borrower is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law;

(x)            has maintained and shall maintain its own records, books, resolutions and agreements as official records;

(xi)           has not commingled and shall not commingle its funds or assets with those of any other Person and has not participated and shall not participate in any cash management system with any other Person, except as required by the Loan Documents;

(xii)          has held and shall hold its assets in its own name, except as required by the Loan Documents and except with respect to a custodial account maintained;

Schedule III

(xiii)         except with respect to reserves or funds held by Lender or Cash Management Bank under the Loan Documents, has conducted and shall conduct and operate its business in its own name and as presently conducted and operated;

(xiv)         (A) has maintained and shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (B) has shown and shall show, in its financial statements, its asset and liabilities separate and apart from those of any other Person; and (C) has not permitted and shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by GAAP (or if such entity is disregarded for federal tax purposes, permitted by GAAP); provided, however, that any such consolidated financial statement contains a note indicating that the Special Purpose Entity’s separate assets and credit are not available to pay the debts of such Affiliate and that the Special Purpose Entity’s liabilities do not constitute obligations of the consolidated entity;

(xv)          has paid and shall pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and shall maintain a sufficient number of employees in light of its contemplated business operations, which may be none;

(xvi)         to the extent that Gross Revenues of the Property net of Debt Service and any other amounts payable hereunder or under the other Loan Documents are sufficient to do so and, during the continuance of a sweep of Excess Cash Flow pursuant to Section 6.4 of the Loan Agreement, to the extent there are sufficient funds as aforesaid and Lender has made such funds available to Borrower, has observed and shall observe all partnership, corporate, limited liability company or trust formalities, as applicable, shall preserve its existence, and will not terminate or fail to comply with the provisions of its organizational documents;

(xvii)        with respect to Borrower, has and will have no Indebtedness (including loans (whether or not such loans are evidenced by a written agreement) between the Borrower and any Affiliates of the Borrower) other than (i) the Loan, (ii) unsecured trade payables and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of the Borrower, which liabilities are (A) paid when due and in any event not more than sixty (60) days past the date incurred (unless disputed in accordance with applicable law or unless Gross Revenues of the Property, net of Debt Service and any other amounts payable hereunder or under the other Loan Documents, are insufficient to pay such sums, or, to the extent they are sufficient and Lender is then sweeping Excess Cash Flow under Section 6.4 of this Agreement, Lender has not released such funds to Borrower), (B) not evidenced by a note, (C) normal and reasonable under the circumstances, and (D) do not exceed 2% of Outstanding Principal Balance (unless such maximum amount is breached as a result of non-payment of the liability under the circumstances described in sub-clause (A) above), and (iii) such other liabilities that are permitted pursuant to this Agreement (the Indebtedness described in the foregoing clauses (i), (ii) and (iii) is referred to herein, collectively, as “Permitted Indebtedness”).  No Indebtedness other than the Debt may be secured (subordinate or pari passu) by the Property;

Schedule III

(xviii)       has not assumed, guaranteed or become obligated and shall not assume or guarantee or become obligated for the debts of any other Person, has not held out and shall not hold out its credit as being available to satisfy the obligations of any other Person, and, except pursuant to the Loan Documents, has not pledged and shall not pledge its assets for the benefit of any other Person;

(xix)          has not acquired and shall not acquire obligations or securities of its partners, members or shareholders or any other Borrower or Affiliate;

(xx)           has allocated and shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, constituents, or Borrowers, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing, including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;

(xxi)          has maintained and used and shall maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

(xxii)         has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person except as provided in (xi) above;

(xxiii)       has not made and shall not make loans to any Person and has not held and shall not hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(xxiv)       other than capital contributions and distributions permitted under the terms of its organizational documents, has not entered into or been a party to, and shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party;

(xxv)        has not had and shall not have any obligation to, and has not indemnified and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt;

(xxvi)       has not had and shall not have any of its obligations guaranteed by any Affiliate except as provided by the Loan Documents;

(xxvii)      has not formed, acquired or held and shall not form, acquire or hold any subsidiary;

(xxviii)     has not permitted and shall not permit any Affiliate or constituent party independent access to its bank accounts except Master Tenant;

Schedule III

(xxix)      is, has always been and, to the extent that Gross Revenues of the Property net of Debt Service and any other amounts payable hereunder or under the other Loan Documents are sufficient and, during the continuance of a sweep of Excess Cash Flow pursuant to Section 6.4 of the Loan Agreement, to the extent there are sufficient funds as aforesaid and Lender has made such funds available to Borrower, shall continue to be duly formed, validly existing, and in good standing in the state of its incorporation or formation and in all other jurisdictions where it is qualified to do business; and

(xxx)       has no material contingent or actual obligations not related to the Property.

(b)           In addition, if Borrower is a limited liability company consisting of only one member (or if no members qualify as a Special Purpose Entity), Borrower shall be formed under the laws of the State of Delaware and Borrower’s organizational documents shall provide that as long as any portion of the Obligations remains outstanding:

(i)             intentionally omitted;

(ii)           the directors or managers of Borrower, if any, shall not take any action which, under Borrower’s certificate of formation or operating agreement, requires the unanimous affirmative vote of Borrower’s directors or managers then serving in such capacity and each director or manager  has participated in such vote;

(iii)           Borrower will not:

 (A)          dissolve, merge, liquidate or consolidate, except as provided in clause (b)(ix) below;

 (B)           except in connection with a sale or other transfer permitted under the Loan Documents, sell all or substantially all of its assets;

 (C)           amend its organizational documents with respect to the matters set forth in this Schedule III, without the consent of Lender; or

 (D)           without the affirmative vote of all directors or managers of Borrower, take any Material Action with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest.

(iv)         Borrower shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act;

Schedule III

(v)           upon the occurrence of any event that causes the last remaining member of Borrower or the sole member of Borrower (in each case, the “Final Member”) to cease to be a member of Borrower (other than (A) upon an assignment by Final Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (B) the resignation of Final Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing (1) to continue the existence of Borrower and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower;

(vi)           the bankruptcy of Final Member or a special member of Borrower shall not cause Final Member or such special member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution;

(vii)         in the event of the dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and

(viii)        to the fullest extent permitted by law, each of Final Member and the special members of Borrower shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower.

Schedule III

SCHEDULE IV

ORGANIZATIONAL CHART

HYATT PLACE GERMANTOWN
PROPOSED REIT STRUCTURE (TRS)

Schedule IV

SCHEDULE V
REQUIRED REPAIRS

Required Repair	Deadline

Sealcoat asphalt paving and restripe all parking spaces	180 days from the Closing Date

Schedule V

SCHEDULE VI

SECONDARY MARKET TRANSACTION INFORMATION

(A)	Any proposed program for the renovation, improvement or development of the Property, or any part thereof, including the estimated cost thereof and the method of financing to be used.

(B)	The general competitive conditions to which the Property is or may be subject.

(C)	Management of the Property.

(D)	Occupancy rate expressed as a percentage for each of the last five (5) years.

(E)	Principal business, occupations and professions carried on in, or from the Property.

(F)
Number of Tenants occupying 10% or more of the total rentable square footage of the Property and principal nature of business of such Tenant, and the principal provisions of the Leases with those Tenants including, but not limited to: rental per annum, expiration date and renewal options.

(G)	The average effective annual rental per square foot or unit for each of the last three (3) years prior to the date of filing.

(H)
Schedule of the Lease expirations for each of the ten (10) years starting with the year in which the registration statement is filed (or the year in which the prospectus supplement is dated, as applicable), stating:

(1)	The number of Tenants whose Leases will expire.

(2)	The total area in square feet covered by such Leases.

(3)	The annual rental represented by such Leases.

(4)	The percentage of gross annual rental represented by such Leases.

Schedule VI